UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ALLIANT ENERGY CORPORATION

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ALLIANT ENERGY CORPORATION

ANNUAL MEETING OF SHAREOWNERS

DATE:	Thursday, May 20, 2010

TIME:	1:00 p.m. (Central Daylight Time)

LOCATION:	Alliant Energy Center of Dane County Exhibition Hall 1919 Alliant Energy Center Way Madison, WI 53713

SHAREOWNER INFORMATION

Wells Fargo Shareowner Services

161 North Concord Exchange

P. O. Box 64854

St. Paul, MN 55164-0854

1-800-356-5343

www.wellsfargo.com/shareownerservices

Alliant Energy Corporation 4902 North Biltmore Lane P. O. Box 14720 Madison, WI 53708-0720 Phone: 608-458-3110

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Alliant Energy Corporation Shareowner:

On Thursday, May 20, 2010, Alliant Energy Corporation will hold its 2010 Annual Meeting of Shareowners at the Alliant Energy Center of Dane County Exhibition Hall, 1919 Alliant Energy Center Way, Madison, WI 53713. The meeting will begin at 1:00 p.m. (Central Daylight Time).

Only our shareowners of record at the close of business on March 18, 2010 may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. At the meeting, our shareowners will be asked to:

1.	Elect four directors to serve on our Board of Directors for terms expiring at the 2013 Annual Meeting;

2.	Approve the Alliant Energy Corporation 2010 Omnibus Incentive Plan;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

4.	Attend to any other business properly presented at the meeting.

Our Board of Directors presently knows of no other business to come before the meeting.

If your shares are registered directly with our Shareowner Direct Plan, the Alliant Energy 401(k) Savings Plan or the IES Employee Stock Ownership Plan, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are shown on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.

A copy of our 2009 Annual Report was included in the mailing of this Notice of Annual Meeting and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to Be Held on May 20, 2010. The Alliant Energy Corporation proxy statement for the 2010 Annual Meeting of Shareowners and the 2009 Annual Report to Shareowners are available at http://www.alliantenergy.com/eproxy.

By Order of the Board of Directors,

F. J. Buri

Corporate Secretary &

Assistant General Counsel

Dated, mailed and made available on the

Internet on or about April 1, 2010.

QUESTIONS AND ANSWERS

1. Q:	Why am I receiving these materials?
A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Shareowners (the “Annual Meeting”), which will take place on Thursday, May 20, 2010. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

2. Q:	What is Alliant Energy Corporation?
A:	We are a public utility holding company whose primary first tier subsidiaries are Interstate Power and Light Company (“IPL”), Wisconsin Power and Light Company (“WPL”), Alliant Energy Resources, LLC (“Resources”) and Alliant Energy Corporate Services, Inc. (“Corporate Services”).

3. Q:	Who is entitled to vote at the Annual Meeting?
A:	Only shareowners of record at the close of business on March 18, 2010 are entitled to vote at the Annual Meeting. As of the record date, 110,767,976 shares of our common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of our common stock held on the record date.

4. Q:	What may I vote on at the Annual Meeting?
A:	You may vote on:

•	The election of four nominees to serve on our Board of Directors for terms expiring at the 2013 Annual Meeting;
•	The approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan; and
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

5. Q:	How does the Board of Directors recommend I vote?
A:	Our Board of Directors recommends that you vote your shares FOR each of the listed director nominees; FOR the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan; and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

6. Q:	How can I vote my shares?
A:	You may vote either in person at the Annual Meeting or by appointing a proxy. If your shares are registered directly with our Shareowner Direct Plan, the Alliant Energy 401(k) Savings Plan or the IES Employee Stock Ownership Plan, then you have three options to appoint a proxy:

•	By telephone;
•	By Internet; or
•	By mailing the proxy card.

Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker make available, in which case the bank or broker will include instructions with this proxy statement. If you vote by the Internet, then you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.

7. Q:	How are votes counted?
A:	In voting for the election of directors, you may vote FOR all of the director nominees or you may WITHHOLD your vote with respect to one or more nominees. In voting on the proposals for the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan or to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, you may vote FOR, AGAINST or you may ABSTAIN. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” all listed director nominees, “FOR” the proposal for the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan and “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010. If your proxy card is not signed, your votes will not be counted.

If you hold your shares though a bank, broker or other record holder and you do not provide such bank, broker or other record holder with specific voting instructions on a timely basis, your shares will not be voted with respect to the election of directors or the proposal for the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan. We urge you to carefully consider all of the proposals and direct your bank, broker or other record holder to vote your shares as you desire.

8. Q:	Can I change my vote?
A:	You have the right to revoke your proxy at any time before the Annual Meeting by:

•	Providing written notice to our Corporate Secretary and voting in person at the Annual Meeting; or
•	Appointing a new proxy prior to the start of the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously appointed proxy to be revoked unless you specifically so request in writing.

9. Q:	What shares are included on the proxy card(s)?
A:	Your proxy card(s) covers all of your shares of our common stock, including any shares held in your account under our Shareowner Direct Plan and the 401(k) Savings Plan. For present or past employees of IPL, your proxy card includes any shares held in your account under the IES Employee Stock Ownership Plan.

10. Q:	How is the Company’s common stock held for employees in the Alliant Energy Corporation 401(k) Savings Plan voted?
A:	Your shares held in the 401(k) Savings Plan will be included on the proxy card that covers all of your shares of our common stock. You will not receive a separate proxy card for these shares.

11. Q:	What does it mean if I get more than one proxy card?
A:	If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Wells Fargo Shareowner Services at the shareowner information number shown at the front of this proxy statement.

12. Q:	Who may attend the Annual Meeting?
A:	All shareowners who owned our shares of common stock on March 18, 2010 may attend the Annual Meeting. You will be asked to indicate whether you plan to attend the Annual Meeting when voting by telephone or Internet, or you may indicate your intention to attend the Annual Meeting on the enclosed proxy card.

13. Q:	How will voting on any other business be conducted?
A:	Our Board of Directors does not know of any business to be considered at the Annual Meeting other than the election of directors, the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010. If any other business is properly presented at the Annual Meeting, your proxy gives William D. Harvey, our Chairman, President and Chief Executive Officer, and F. J. Buri, our Corporate Secretary, authority to vote on such matters at their discretion.

14. Q:	Where and when will I be able to find the results of the voting?
A:	The results of the voting will be announced at the Annual Meeting. You may also call us at the information number shown on the Notice of Annual Meeting for the results. We will also file the voting results on a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

15. Q:	Are our 2009 Annual Report and these proxy materials available on the Internet?
A:	Yes. As required by rules adopted by the SEC, we are making our proxy statement and our annual report available to our shareowners electronically via the Internet. You can access these materials at http://www.alliantenergy.com/eproxy.

16. Q:	How can I access future proxy materials and annual reports on the Internet?
A:	We are offering you the opportunity to consent to access our future notices of shareowner meetings, proxy materials and annual reports electronically through our web site.

If you are a shareowner of record, you can consent to access these materials electronically to allow us to save the cost of producing and mailing these materials by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, then you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials. However, you will not receive those proxy materials and the annual report by mail. Your consent will remain in effect unless it is revoked by writing to Wells Fargo Shareowner Services at the shareowner information address shown at the front of this proxy statement.

If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you consent to electronic access, then you will be responsible for your usual Internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. We will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

17. Q:	When are shareowner proposals for the 2011 Annual Meeting due?
A:	All shareowner proposals to be considered for inclusion in our proxy statement for the 2011 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), must be received at our principal office by Dec. 2, 2010.

In addition, any shareowner who intends to present a proposal at the 2011 Annual Meeting must comply with the requirements set forth in our Bylaws. Our Bylaws state, among other things, that to bring business before an annual meeting, a shareowner must give written notice that complies with the Bylaws to our Corporate Secretary not later than 45 days in advance of the first annual anniversary of the date we first mailed our proxy statement to shareowners for the prior year’s annual meeting. Accordingly, we must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8 no later than Feb. 15, 2011. If the notice is received after Feb. 15, 2011, then the notice will be considered untimely and we are not required to present such proposal at the 2011 Annual Meeting. If our Board of Directors chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2011 Annual Meeting, then the persons named in the proxies solicited by the Board of Directors for the 2011 Annual Meeting may exercise discretionary voting power with respect to such proposal.

18. Q:	Who is our independent registered public accounting firm and how is it appointed?
A:	Deloitte & Touche LLP audited our financial statements for the year ended Dec. 31, 2009. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has appointed, and is recommending for ratification by shareowners its appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending Dec. 31, 2010.

19. Q:	Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
A:	We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities. We will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. We have retained Laurel Hill Advisory Group LLC to aid in the solicitation at an estimated cost of $8,500 plus reimbursable out-of-pocket expenses.

20. Q:	If more than one shareowner lives in my household, how can I obtain an extra copy of the 2009 Annual Report and proxy statement?
A:	Pursuant to the rules of the SEC, services that deliver our communications to shareowners that hold their stock through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of our 2009 Annual Report and proxy statement. Upon written or oral request, we will mail a copy of the 2009 Annual Report and proxy statement to any shareowner at a shared address to which a single copy of the document was previously delivered. You may notify us of your request by calling or writing to us at the information address or number shown on the Notice of Annual Meeting. You may also access these materials at http://www.alliantenergy.com/eproxy.

ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected for terms expiring in 2013. The nominees for election as recommended by the Nominating and Governance Committee and selected by the Board of Directors are Michael L. Bennett, Darryl B. Hazel, David A. Perdue and Judith D. Pyle. Each of the nominees is currently serving on our Board of Directors. Each person elected as a director will serve until our Annual Meeting of Shareowners in 2013, or until his or her successor has been duly qualified and elected.

Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting will have no effect on the election of directors. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency not now anticipated.

Brief biographies of the director nominees and continuing directors follow. These biographies include their ages (as of Dec. 31, 2009); an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a brief discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

NOMINEES

MICHAEL L. BENNETT Age 56	Director since 2003 Nominated Term expires in 2013
Mr. Bennett has served as President and Chief Executive Officer of Terra Industries Inc., an international producer of nitrogen products headquartered in Sioux City, Iowa, since April 2001. He also serves as Chairman of the Board and President for Terra Nitrogen Company, L.P., a subsidiary of Terra Industries Inc. Terra has entered into a publicly announced merger agreement with CF Industries Holdings, Inc. that may be expected to close in the second quarter of 2010 and it is possible Mr. Bennett may not hold such positions after the closing. Mr. Bennett has served as a Director of IPL and WPL since 2003. Mr. Bennett is Chairperson of the Nominating and Governance Committee, our Lead Independent Director and an audit committee financial expert. Mr. Bennett’s leadership of a publicly traded company and his experience in operations, customer perspectives, legal and human resource matters led to the conclusion that he should serve on our Board of Directors.

DARRYL B. HAZEL Age 61	Director since 2006 Nominated Term expires in 2013
Mr. Hazel has been the principal of Darryl Hazel Consulting LLC, a business consulting firm in Detroit, Mich., since January 2010. He retired in January 2010 from his position as Senior Vice President, Global Services Initiatives of Ford Motor Company, an automobile manufacturer. He also served as President of the Customer Service Division and Senior Vice President of Ford Motor Company from March 2006 to September 2009. He previously served as President of Marketing of Ford Motor Company from September 2005 to March 2006; President of the Ford Division from April 2005 to September 2005; and President of the Lincoln Mercury Division from August 2002 to April 2005. Mr. Hazel has served as a Director of IPL and WPL since 2006. Mr. Hazel is an audit committee financial expert. Mr. Hazel’s long-term experience as an executive of a publicly traded company and its subsidiaries along with his experience in operations, customer perspectives, human resources, technology matters and diversity initiatives led to the conclusion that he should serve on our Board of Directors.

DAVID A. PERDUE Age 60	Director since 2001 Nominated Term expires in 2013
Mr. Perdue has been the Chief Executive Officer of Aquila Group LLC based in Sea Island, Ga., a private investment firm involved with, among other investments, retail markets in India, since 2007. He retired in July 2007 from his position as Chairman of the Board and Chief Executive Officer of Dollar General Corporation, a retail organization headquartered in Goodlettsville, Tenn. He was named Chief Executive Officer and a Director in April 2003 and elected Chairman of the Board in June 2003. From July 2002 to March 2003, he was Chairman and Chief Executive Officer of Pillowtex Corporation, a textile manufacturing company. Pillowtex emerged from bankruptcy in May 2002 and reentered bankruptcy in July 2003. Mr. Perdue has served on the board of directors of Jo-Ann Stores, Inc., since 2008, and Liquidity Services, Inc., since 2009. Mr. Perdue has served as a Director of IPL and WPL since 2001. Mr. Perdue is an audit committee financial expert. Mr. Perdue’s leadership of publicly traded companies and his experience in operations, customer perspectives, marketing, human resources and technology matters led to the conclusion that he should serve on our Board of Directors.

JUDITH D. PYLE Age 66	Director since 1992 Nominated Term expires in 2013
Ms. Pyle is President of Judith Dion Pyle and Associates, a financial services company located in Middleton, Wis. Prior to assuming her current position in 2003, she served as Vice Chair of The Pyle Group, a financial services company located in Madison, Wis. She previously served as Vice Chair and Senior Vice President of Corporate Marketing of Rayovac Corporation, a battery and lighting products manufacturer located in Madison, Wis. In addition, Ms. Pyle is a director of Uniek, Inc. Ms. Pyle has served as a Director of WPL since 1994 and of IPL since 1998. Ms. Pyle’s experience in operations, marketing, human resources and diversity initiatives led to the conclusion that she should serve on our Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” all nominees for election as directors.

CONTINUING DIRECTORS

WILLIAM D. HARVEY Age 60	Director since 2005 Term expires in 2011
Mr. Harvey has served as Chairman of the Board of the Company, IPL and WPL since February 2006. He has served as President and Chief Executive Officer of the Company and as the Chief Executive Officer of IPL, WPL and Resources since July 2005 and as President of Resources since January 2005. He previously served as President and Chief Operating Officer of the Company and Chief Operating Officer of IPL, WPL and Resources since January 2004 and as Executive Vice President – Generation for the Company, IPL and Resources and President of WPL from 1998 to January 2004. Mr. Harvey’s long-term experience with our operations, customer perspectives, utility and environmental regulation, legal matters, safety, and diversity initiatives led to the conclusion that he should serve as Chairman of the Board.

SINGLETON B. MCALLISTER Age 57	Director since 2001 Term expires in 2011
Ms. McAllister has been a partner in the Washington D. C. office of the law firm of LeClair & Ryan LLP since October 2007. She previously served as a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P. C. from July 2005 to October 2007. Ms. McAllister served as the Corporate Diversity Counsel practice group chair and in the public law and policy strategies group of the Washington, D.C. law firm office of Sonnenschein, Nath & Rosenthal, LLP from 2003 to July 2005. She serves on the board of directors of United Rentals, Inc. since 2004. Ms. McAllister has served as a Director of IPL and WPL since 2001. Ms. McAllister’s experience in legal, legislative, regulatory, public affairs, human resources and diversity initiatives led to the conclusion that she should serve on our Board of Directors.

ANN K. NEWHALL Age 58	Director since 2003 Term expires in 2012
Ms. Newhall retired in August 2008 from her position as Executive Vice President, Chief Operating Officer, Secretary and a Director of Rural Cellular Corporation (“RCC”), a cellular communications corporation located in Alexandria, Minn., following RCC’s sale to Verizon. Ms. Newhall held this position from 2000 to 2008. Ms. Newhall has served as a Director of IPL and WPL since 2003. Ms. Newhall is Chairperson of the Compensation & Personnel Committee. Ms. Newhall’s leadership in a publicly traded company and her experience in operations, customer perspectives, legal, regulatory, human resources and technology matters led to the conclusion that she should serve on our Board of Directors.

DEAN C. OESTREICH Age 57	Director since 2005 Term expires in 2012
Mr. Oestreich has served as a consultant to Pioneer Hi-Bred International, Inc., developer and supplier of advanced plant genetics, and a wholly-owned subsidiary of DuPont Corporation, located in Johnston, Iowa, since January 2010. He previously served as Chairman from November 2007 to his retirement in December 2009. He also served as Vice President of DuPont Corporation from 2004 through 2009. He previously served as President of Pioneer Hi-Bred International, Inc. from 2004 to 2007. Mr. Oestreich has served as a Director of IPL and WPL since 2005. Mr. Oestreich is Chairperson of the Environmental, Nuclear, Health and Safety Committee. Mr. Oestreich’s experience with publicly traded companies, operations, customer perspectives, regulatory and public affairs, human resources, technology, environmental matters and safety led to the conclusion that he should serve on our Board of Directors.

CAROL P. SANDERS Age 42	Director since 2005 Term expires in 2012
Ms. Sanders has served as Chief Financial Officer and Corporate Secretary of Jewelers Mutual Insurance Company of Neenah, Wis., a nationwide insurer that specializes in protecting jewelers and personal jewelry, since 2004. She previously served as Controller and Assistant Treasurer of Sentry Insurance located in Stevens Point, Wis. from 2001 to 2004. Ms. Sanders has served as a Director of IPL and WPL since 2005. Ms. Sanders is Chairperson of the Audit Committee and an audit committee financial expert. Ms. Sanders’ experience with publicly traded companies, operations, customer perspectives, regulatory matters, human resources and technology matters led to the conclusion that she should serve on our Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has standing Audit; Compensation and Personnel; Nominating and Governance; Environmental, Nuclear, Health and Safety; Capital Approval; and Executive Committees. The Board of Directors has adopted formal written charters for each of the Audit, Compensation and Personnel, and Nominating and Governance Committees, which are available on our web site at www.alliantenergy.com/investors under the “Corporate Governance” caption. The following is a description of each of these committees:

Audit Committee

The Audit Committee held six meetings in 2009. The Committee currently consists of C. P. Sanders (Chair), M. L. Bennett, D. B. Hazel, and D. A. Perdue. Each of the members of the Committee is independent as defined by the New York Stock Exchange (“NYSE”) listing standards and SEC rules. The Board of Directors has determined that Ms. Sanders and the other three Audit Committee members qualify as “audit committee financial experts” as defined by SEC rules. The Audit Committee is responsible for assisting Board oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is also directly responsible for the appointment, retention, termination, compensation and oversight of our independent registered public accounting firm.

Compensation and Personnel Committee

The Compensation and Personnel Committee held eight meetings in 2009. The Committee currently consists of A. K. Newhall (Chair), D. B. Hazel, D. C. Oestreich and C. P. Sanders. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. This Committee reviews and approves corporate goals and objectives relevant to chief executive officer compensation and the compensation of the other principal executive officers, evaluates the chief executive officer’s performance and determines and approves as a committee, or together with the other independent directors, the chief executive officer’s compensation level based on its evaluation of the chief executive officer’s performance in addition to reviewing and approving the recommendations of the chief executive officer with regard to the other executive officers. The Committee has responsibilities with respect to our executive compensation and incentive programs and management development programs. It also makes recommendations to the Nominating and Governance Committee regarding compensation for the non-management directors.

To support the Committee in carrying out its mission, the Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee with the expense of such outside consultants provided for by us. For 2009, the Committee formally engaged Towers Perrin, now Towers Watson, as an outside compensation consultant to serve as an advisor in evaluating the compensation of our chief executive officer, other named executive officers and our outside non-management directors. Towers Watson also provides assistance and serves as an advisor and provides market information and trends regarding executive compensation programs; provides benchmarking and competitive market reviews of our executive officer total compensation; assists with the design of our short- and long-term incentive programs and executive retirement programs as well as assisting management with the implementation of these programs; and provides technical considerations and actuarial services. We provide for the appropriate funding, as determined by the Committee, for payment of fees for these services and related out of pocket expenses to Towers Watson. For services provided in 2009, these fees totaled approximately $100,000. The Committee has the authority to retain and terminate the outside compensation consultant. During 2009 and previously, Towers Watson, through a separate part of its organization, also provided certain services for management purposes that are recommended and approved by members of management, including the chief executive officer, Vice President – Human Resources, and the Director of Total Rewards. In the capacity as a consultant to management, Towers Watson provides competitive market data and business and technical insight, but does not recommend pay program and pay level changes. In 2009, we paid Towers Watson approximately $1,041,000 for services provided to management. The Committee was aware of and acknowledged the services provided for management by Towers Watson when it engaged Towers Watson. The Committee has determined that the measures taken to ensure the independence of the advice given by Towers Watson to the Committee are appropriate.

The Committee reviews and approves all elements of our executive compensation programs. Our chief executive officer provides input to the Committee in the assessment, design and recommendation of executive compensation programs, plans and awards. Annually, the chief executive officer reviews with the Committee market data provided by Towers Watson about the comparable companies that are identified as our peer group to help verify survey job information adequately captures officers’ duties. Based on that data, the chief executive officer recommends to the Committee base salary adjustments and short- and long-term incentive targets in relation to external market data while also considering internal equity considerations and executive officers’ individual performance. The chief executive officer provides recommendations to the Committee for total annual compensation of executive officers. The chief executive officer does not, however, make any recommendation to the Committee regarding his own compensation. Further, the chief executive officer and other executive officers assess the performance of those executive officers reporting to them. The chief executive officer is invited to attend all Committee meetings to provide an update of progress made towards achievement of annual performance goals and to provide management’s views on compensation program design features and components.

The Committee has reviewed and approved the charter for our internal Total Compensation Committee made up of vice presidents of our energy delivery, generation, finance/treasury, human resources and Corporate Services business units. The Committee has delegated to the Total Compensation Committee various powers of design and administration associated with our employee benefit plans for salaried and hourly employees. The Committee has also reviewed and approved the charter for our internal Investment Committee. The Investment Committee is made up of voting members and non-voting members. The voting members include vice presidents of our finance/treasury, human resources, energy delivery and accounting business units. Non-voting members include assistant treasurers, directors of business and financial performance for Corporate Services and energy delivery, a lead treasury analyst and the Director of Total Rewards. The Committee has delegated to the Investment Committee various powers regarding managing investment assets of our benefit and compensation plans and programs.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2009. The Committee currently consists of M. L. Bennett (Chair), S. B. McAllister, D. A. Perdue and J. D. Pyle. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. This Committee’s responsibilities are to: (1) identify individuals qualified to become Board members, consistent with the criteria approved by the Board, and to recommend nominees for directorships to be filled by the Board or shareowners; (2) identify and recommend Board members qualified to serve on Board committees; (3) develop and recommend to the Board a set of corporate governance principles; (4) oversee the evaluation of the Board and our management; (5) oversee our related person transaction policy; and (6) advise the Board with respect to other matters relating to our corporate governance.

The Committee is responsible for evaluating nominees for director and director candidates based on such general and specific criteria and for seeking to assure that the specific talents, skills and other characteristics that are needed to increase the Board’s effectiveness are possessed by an appropriate combination of directors. Our Corporate Governance Principles, as adopted by the Board of Directors, provide insight for the Committee on the consideration of appropriate criteria for director nominees.

In making recommendations of nominees to serve as directors to the Board of Directors, the Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Committee believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•

be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all of our shareowners and be committed to enhancing long-term shareowner value; and

•	have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

The Committee also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by the applicable rules of the SEC.

•

Directors generally should be active or former senior executive officers of public companies or leaders of major and/or complex organizations, including commercial, governmental, educational and other non-profit institutions.

•	Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting age, gender, race and professional experience.

The Committee has determined that each nominee for director as well as each continuing member of the Board of Directors possesses the applicable criteria for directors outlined above. In addition, the Committee annually reviews particular attributes, qualities and skills attendant to the members of our Board of Directors and documents this annual assessment through the use of a directors’ skills matrix that assesses directors’ experiences and expertise in areas such as public company environment, finance, operations, customer perspective, regulatory and public affairs, legal, human resources, technology, environment and safety, and diversity initiatives. Diversity is one of our core values and, in addition to being reflected in our directors’ skills matrix and in the criteria specified for use in the evaluation of our director nominees by the Committee, it is reflected in the Board of Directors’ responsibilities in advising and counseling management. Specifically, our Corporate Governance Principles provide that the Board of Directors is responsible for using the broad range of experiences and perspectives of directors to advise and counsel management, both in meetings and in informal consultations, on significant issues facing the Company. In its annual performance evaluation, the Committee assesses whether it effectively identifies individuals qualified to be nominated to the Board of Directors for election by the shareowners consistent with the criteria approved by the Board. We believe that our Board of Directors has been effective in assembling a diverse body of individuals as measured by the criteria of age, gender, race and professional experience specified in our Corporate Governance Principles.

The Committee will consider nominees recommended by shareowners in accordance with our Nominating and Governance Committee Charter and our Corporate Governance Principles. Any shareowner wishing to make a recommendation should write to our Corporate Secretary and include appropriate biographical information concerning each proposed nominee. The Corporate Secretary will forward all recommendations to the Committee. Our Bylaws also set forth certain requirements for shareowners wishing to nominate director candidates directly for consideration by shareowners. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to our Corporate Secretary.

We and the Committee maintain a file of recommended potential director nominees, which is reviewed at the time a search for a new director needs to be performed. To assist the Committee in its identification of qualified director candidates, the Committee may engage an outside search firm.

Environmental, Nuclear, Health and Safety Committee

The Environmental, Nuclear, Health and Safety Committee held three meetings in 2009. The Committee currently consists of D. C. Oestreich (Chair), S. B. McAllister, A. K. Newhall and J. D. Pyle. Each of the members of the Committee is independent as defined by the NYSE listing standards and SEC rules. The Committee’s responsibilities are to review environmental policy and planning issues of interest to us, including matters involving our company before environmental regulatory agencies and compliance with air, water and waste regulations. The Committee also reviews health and safety-

related policies, activities and operational issues as they affect employees, customers and the general public. In addition, the Committee reviews issues related to nuclear generating facilities from which our utility subsidiaries purchase power.

Capital Approval Committee

The Capital Approval Committee held two meetings in 2009. The Committee currently consists of M. L. Bennett, A. K. Newhall and D. C. Oestreich. Mr. Harvey is the Chair and a non-voting member of this Committee. The purpose of this Committee is to evaluate certain investment proposals where (1) an iterative bidding process is required, and/or (2) the required timelines for a proposal would not permit the proposal to be brought before a regular meeting of the Board of Directors and/or a special meeting of the full Board of Directors is not practical or merited.

Executive Committee

The Executive Committee held no meetings in 2009. The Committee currently consists of M. L. Bennett, A. K. Newhall, D. C. Oestreich and C. P. Sanders. Mr. Harvey is the Chair and a non-voting member of this Committee. The purpose of this Committee is to possess all the powers and authorities of the Board of Directors when the Board is not in session, except for the powers and authorities excluded for such a Committee under the Wisconsin Business Corporation Law.

Special Litigation Committee

Independent members of the Board of Directors created a Special Litigation Committee on Dec. 11, 2008 to conduct an inquiry into the allegations made in a demand we received on Oct. 31, 2008 from legal counsel of a purported shareowner. The Committee currently consists of D. B. Hazel and C. P. Sanders as independent directors under Section 180.0744 of the Wisconsin Business Corporation Law. On Feb. 27, 2009, a complaint was filed in the Circuit Court of Dane County, Wisconsin by the purported shareowner. Following submission of a report as contemplated under the statute above, we filed a motion to dismiss the complaint. The motion to dismiss the lawsuit remains pending.

Attendance and Performance Evaluations

The Board of Directors held eight meetings during 2009. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements for consideration and implementation. In addition, the Compensation and Personnel Committee evaluates Mr. Harvey’s performance as chief executive officer on an annual basis.

Board members are expected to attend our annual meetings of shareowners. All Board members were present for our 2009 Annual Meeting.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Principles are available on our web site at www.alliantenergy.com/investors under the “Corporate Governance” caption.

The Board of Directors has adopted certain categorical standards of independence to assist it in making determinations of director independence under the NYSE listing standards. The categorical standards are available in Appendix A to our Corporate Governance Principles available on our web site at www.alliantenergy.com/investors under the “Corporate Governance” caption.

The Board of Directors also gave consideration to certain other factors in relation to an independence determination. Messrs. Bennett, Hazel, Oestreich and Ms. Pyle serve (or served during 2009) as executive officers and/or directors of companies that are customers or, in the case of Mr. Bennett, suppliers of our public utility subsidiaries. These customer/supplier relationships do not constitute a material relationship under NYSE listing standards cited above or the SEC rules governing related person transactions. However, each of these circumstances was evaluated under the applicable NYSE listing standards and SEC rules. The Board determined that these factors did not impair the independence of these directors.

Based on these standards and this evaluation, the Board of Directors has affirmatively determined by resolution that each of Messrs. Bennett, Hazel, Oestreich, and Perdue and Mses. McAllister, Newhall, Pyle and Sanders has no material relationship with us and, therefore, is independent in accordance with the NYSE listing standards. The Board of Directors will regularly review the continuing independence of the directors.

The Corporate Governance Principles provide that at least 75% of the members of the Board of Directors must be independent directors under the NYSE listing standards. The Audit, Compensation and Personnel, and Nominating and Governance Committees must consist of all independent directors.

Related Person Transactions

We have adopted a written policy that we will annually disclose information regarding related person transactions that is required by regulations of the SEC to be disclosed, or incorporated by reference, in our Annual Report on Form 10-K. For purposes of the policy:

The term “related person” means any of our directors or executive officers, or nominee for director, and any member of the immediate family of such person.

A related person transaction is generally a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest. A related person transaction does not include:

•	the payment of compensation by us to our executive officers, directors or nominee for director;

•	a transaction if the interest of the related person arises solely from the ownership of our shares and all shareowners receive the same benefit on a pro rata basis;

•

a transaction in which the rates or charges involved are determined by competitive bids, or that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed and conformity with law or governmental authority; or

•	a transaction that involves our services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services.

Furthermore, a related person is not deemed to have a material interest in a transaction if the person’s interest arises only (i) from the person’s position as a director of another party to the transaction; (ii) from the ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) that is a party to the transaction; (iii) from such person’s position as a limited partner in a partnership and all other related persons have an interest of less than 10% of and the person is not a general partner of or holds another position in, the partnership; and (iv) from both such director position and ownership interest. Pursuant to the policy, each of our executive officers, directors and nominees for director is required to disclose to the Nominating and Governance Committee of the Board of Directors certain information regarding the related person transaction for review, approval or ratification by the Nominating and Governance Committee. Such disclosure to the Nominating and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction.

The Nominating and Governance Committee’s decision whether or not to approve or ratify the related person transaction should be made in light of the Committee’s determination as to whether consummation of the transaction is believed by the Committee to not be, or to have been contrary to, the best interests of our company. The Committee may take into account the effect of a director’s related person transaction on such person’s status as an independent member of our board of directors and eligibility to serve on board committees under SEC and NYSE rules.

Based on these standards, we had no related person transactions in 2009, and no related person transactions are currently proposed.

Board Leadership Structure; Executive Sessions

Our Bylaws and our Corporate Governance Principles provide that the Board of Directors is responsible to select a Chairperson and a Chief Executive Officer. Our Corporate Governance Principles also provide that the Board of Directors should have the flexibility to decide whether it is best for our company that the two positions be filled by the same individual and that, if the Chairperson of the Board is not an independent director, the chairperson of the Nominating and Governance Committee will be designated the Lead Independent Director. The Board of Directors has determined that the positions of Chairperson of the Board and Chief Executive Officer should be held by one individual with the use of a Lead Independent Director. In choosing to combine the roles of Chairperson of the Board and Chief Executive Officer, the Board of Directors has expressed its belief that our management, through the Chairperson and Chief Executive Officer should have the primary accountability, and the responsibility to act as the spokesperson, for us. The Board of Directors believes that maintaining the positions of Chairperson and Chief Executive Officer in a single individual will promote the enhancement of a consistent and accurate message to our investors, employees, customers and other constituencies.

While our Corporate Governance Principles do not grant the Lead Independent Director any special authority over management, both the Board of Directors and management recognize the Lead Independent Director as a key position of leadership within the Board of Directors. Our Corporate Governance Principles do provide that the Lead Independent Director will preside at regular executive sessions of the Board without management participation. We believe that the use of a Lead Independent Director has proven effective for us and has greatly assisted with the facilitation of communication of important issues between the Board of Directors and the Chief Executive Officer. Subsequent to the adoption of our Corporate Governance Principles formally establishing the Lead Independent Director position, our Lead Independent Director’s role has developed to include additional board governance activities, including the following examples:

•	communicating applicable information arising out of the deliberations in executive sessions to the Chairperson and Chief Executive Officer;

•	reviewing with the Chairperson and Chief Executive Officer items of importance for consideration by the Board of Directors;

•	acting as principal liaison between the independent directors and the Chairperson and Chief Executive Officer on sensitive issues;

•	discussing with the Chairperson and Chief Executive Officer important issues to assess and evaluate the view of the Board of Directors;

•	consulting and meeting with any or all of our independent directors, at the discretion of either party and with or without the attendance of the Chairperson and Chief Executive Officer;

•	in conjunction with the Nominating and Governance Committee, recommending to the Chairperson the membership of the various board committees and selection of the board committee chairs;

•	in conjunction with the Nominating and Governance Committee, interviewing all board candidates and making recommendations to the Board of Directors on director nominees;

•	mentoring and counseling new members of the Board of Directors to assist them in becoming active and effective directors;

•	in conjunction with the Nominating and Governance and Compensation and Personnel Committees, reviewing and approving the philosophy of, and program for, compensation of the independent directors; and

•

evaluating, along with the other members of the Board of Directors, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board of Directors’ evaluation.

As the Chairperson of the Nominating and Governance Committee, Mr. Bennett is currently designated as the Lead Independent Director. At every regular in-person meeting of the Board of Directors, the independent directors meet in executive session with no member of our management present.

Risk Oversight

Our Corporate Governance Principles provide that the Board of Directors is responsible for overseeing and understanding our vision and mission, strategic plans, overall corporate risk profile, risk parameters, annual operating plans and annual budgets and for monitoring whether these plans are being implemented effectively. The Board of Directors annually conducts a broad based risk assessment with the assistance of the Chief Audit Executive. The methodology of the risk assessment identifies key themes and trends, quantifies our key risks and develops mitigation plans and strategies. This assessment provides the platform to develop appropriate audit plans and to ensure resources are devoted to areas having the highest risk. This assessment culminates in the Annual Risk Management Report to the Board of Directors. On an on-going basis, the Audit Committee regularly discusses our policies with respect to risk assessment and risk management, our financial risk exposures and the steps we have taken to monitor and control such exposures. The Board of Directors relies on the Compensation and Personnel Committee to address potential risks arising from our general compensation programs and policies for all employees, and the Committee recently conducted an assessment of these policies and practices to determine whether risks arising from them were reasonably likely to have a material adverse effect on us, as described in further detail under “Compensation Committee Risk Assessment” below.

Communication with Directors

Shareowners and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the Lead Independent Director, by providing such communication in writing to our Corporate Secretary, who will post such communications directly to our Board of Directors’ web site.

Ethical and Legal Compliance Policy

We have adopted a Code of Conduct, that serves as our code of ethics, and that applies to all employees, including our chief executive officer, chief financial officer and chief accounting officer, as well as our Board of Directors. We make our Code of Conduct available on our web site at www.alliantenergy.com/investors under the “Corporate Governance” caption. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, the Code of Conduct by posting such information on our web site.

OWNERSHIP OF VOTING SECURITIES

Listed in the following table are the number of shares of our common stock beneficially owned as of Feb. 26, 2010 by (1) the executive officers listed in the Summary Compensation Table, (2) all of our director nominees and directors and (3) all director nominees, directors and the executive officers as a group. The directors and executive officers as a group owned less than 1% of the outstanding shares of common stock on that date. No individual director or officer owned more than 1% of the outstanding shares of common stock on that date.

NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED(1)
Executive Officers(2)
Thomas L. Aller	99,374	(3)
Dundeana K. Doyle	31,514	(3)
Eliot G. Protsch	149,849	(3)(5)
Barbara J. Swan	81,937	(3)
Patricia L. Kampling	29,753	(3)

Director Nominees
Michael L. Bennett	15,934	(3)
Darryl B. Hazel	8,404	(3)(4)
David A. Perdue	12,789	(3)
Judith D. Pyle	17,104

Directors
William D. Harvey	332,130	(3)
Singleton B. McAllister	12,562	(3)
Ann K. Newhall	13,393	(3)
Dean C. Oestreich	14,763	(3)
Carol P. Sanders	11,389	(3)

All Executive Officers and Directors as a Group (16 people)	884,398	(3)

(1)	Total shares of Company common stock outstanding as of Feb. 26, 2010 were 110,758,089.

(2)	Stock ownership of Mr. Harvey is shown with the directors.

(3)

Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Harvey — 3,460 and Mr. Aller — 1,000; shares of common stock held in deferred compensation plans: Mr. Bennett — 15,467, Mr. Harvey — 45,577, Mr. Hazel — 8,272, Ms. McAllister — 7,377, Ms. Newhall — 12,321, Mr. Oestreich — 13,763, Mr. Perdue — 12,789, Ms. Sanders — 11,289, Mr. Protsch — 42,627, Mr. Aller — 8,203, Ms. Doyle — 8,830, Ms. Kampling — 497, Ms. Swan — 27,025 (all executive officers and directors as a group —223,905); and stock options exercisable on or within 60 days of Feb. 26, 2010: Mr. Harvey — 33,056 and Mr. Aller — 68,759 (all executive officers and directors as a group — 102,815).

(4)	Mr. Hazel has pledged 100 shares in a margin account.

(5)

Mr. Protsch retired effective Jan. 2, 2010. The number of shares reported in the table and footnote 3 above are as of Jan. 12, 2010, the last date on which we were able to obtain the information from Mr. Protsch.

The following table sets forth information, as of Dec. 31, 2009, regarding beneficial ownership by the only persons known to us to own more than 5% of our common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners.

Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
BlackRock, Inc. (f/k/a Barclays Global Investors) (and certain affiliates) 40 East 52nd Street New York, NY 10022	8,476,492	0	8,476,492	0	8,476,492	7.66%

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Programs:

We are committed to maintaining a total compensation program for executive officers that:

•	furthers our strategic plan,

•	focuses and aligns executives’ and employees’ interests with those of our company, our shareowners and our customers,

•	is competitive with comparable employers to help ensure we attract and retain talented employees, and

•	is equitable among executives.

We believe these objectives attract, retain and motivate a highly proficient workforce.

We adhere to the following compensation principles, which are intended to facilitate the achievement of our business strategies:

•	Executive officer compensation (and in particular, long-term incentive compensation) should be closely and strongly aligned with the long-term interests of our shareowners and customers.

•

Total compensation should enhance our ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executive officers, upon whom, in large part, our successful operation and management depends.

•

Base salary levels should be targeted at a competitive market range of base salaries paid to executive officers of comparable companies. Specifically, we target the median (50th percentile) of base salaries paid by comparable companies.

•

Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable at-risk compensation based on meeting predetermined company, subsidiary, business unit and individual performance goals. We target incentive levels at the median (50th percentile) of incentive compensation paid by comparable companies.

•

Executive officers should have access to retirement-oriented plans commonly in use among comparable companies, including deferred compensation plans, pension plans, supplemental retirement programs and 401(k) plans.

•	Executive officers should have significant holdings of our common stock to align their interests with the interests of our shareowners.

Benchmarking

We utilize compensation data from general industry and the energy services sector in determining the appropriate levels of compensation for our executives. Although our business is focused in the energy services sector, we believe that the competitive labor market for our company includes both general industry and the energy services industry, particularly for those executives who serve in a general management capacity. We believe that consideration of general industry data for these positions allows us to effectively attract and retain best candidates and that compensation programs at companies both in general industry and the energy services industry should therefore serve as a benchmark for what constitutes competitive compensation. The comparable companies in the energy and utility industry that we used for benchmarking in 2009 were drawn from Towers Perrin’s 2008 Energy Services Industry Executive Compensation Database (the “2008 Energy Services database”), a survey which comprises nearly all U.S. utilities. The general industry data were obtained from Towers Perrin’s 2008 General Industry Executive Compensation Database, a survey of over 800 companies the majority of which are Fortune 1000 companies (the “2008 General Industry database”). In using these broad-based surveys, we considered only aggregate data and did not select any individual companies for comparison. All of the survey data were aged to January 2009 using a 3.6% annual update factor. The data from both databases were adjusted to reflect how the data compare to companies of similar revenue size using regression analysis. Our Compensation and Personnel Committee, or Committee, used this adjusted data, among other factors, to determine appropriate levels of pay in 2009 for our named executive officers. We refer to this adjusted data as our “peer group” throughout the following discussion. For general management, including four of the named executive officers, and staff positions, equally blended energy industry and general industry data from these databases are used as the target market reflecting the broader talent market for these jobs and the fact that we operate in some diversified businesses. For utility-specific operating positions, including Mr. Aller’s and Ms. Doyle’s, two of the named executive officers, energy industry data are used as the target market. Overall, Alliant Energy’s revenue is ranked between the median and the average revenue of the companies in the 2008 Energy Services database. Towers Perrin advised our

Compensation and Personnel Committee on setting compensation for our named executive officers for 2009. See “Meetings and Committees of the Board – Compensation and Personnel Committee” for more details.

Compensation Elements and Design

The major elements of the executive compensation program are base salary, short-term (annual) incentives, long-term (equity) incentives and other benefits. In setting the level for each major component of compensation, we consider an executive officer’s total compensation (which consists of all elements of compensation including employee benefit and perquisite programs), the current market for talent, our historic levels of compensation, company culture, individual and company performance, and internal equity. We aim to strike an appropriate balance among base salary, short-term incentive compensation and long-term incentive compensation. Our goal is to provide an overall compensation package for each executive officer that is competitive with the packages offered to similarly situated executive officers within our peer group. To achieve that goal, we target each element of compensation to the median levels within our peer group. We also have a goal to reward performance. To accomplish this goal, we weight performance-based incentive pay more heavily than other elements of our named executive officers’ total direct compensation, which consists of base salary and short-term and long-term incentive pay. In 2009, incentive pay accounted for 54%-77% of target total direct compensation for our named executive officers. Mr. Harvey’s target incentive pay for 2009 was 77% of total direct compensation. In establishing the 2009 compensation reported, in the aggregate, our named executive officers were paid, on average, base salaries 7% below the median of our peer group, target cash compensation 7% below the median of our peer group and total direct compensation 9% below the median of our peer group. The following table shows the breakdown for each of our named executive officers in 2009 of the total direct compensation pay mix. The figures in this table were calculated using targeted compensation for 2009 and therefore may differ from the actual payments for 2009 as reported in the Summary Compensation Table below.

Named Executive Officer	Title	Salary as a % of Total	Short-Term Incentive as a % of Total	Long-Term Incentive as a % of Total
Harvey, William D.	Chairman, President & CEO	23%	21%	56%
Protsch, Eliot G.	Senior Executive VP & COO	27%	22%	51%
Kampling, Patricia L.	EVP-CFO and Treasurer	32%	21%	47%
Swan, Barbara J.	EVP-General Counsel & CAO	35%	21%	44%
Aller, Thomas L.	SVP-Energy Resource Development	46%	21%	33%
Doyle, Dundeana K.	SVP-Energy Delivery	46%	21%	33%

The columns titled “Short-Term Incentive as a % of Total” and “Long-Term Incentive as a % of Total” are the percentages of the total direct compensation represented by target payouts of incentive compensation under our short-term and long-term incentive plans. We made no payment to named executive officers for 2009 under these incentive plans.

Base Salary

We pay base salaries to assure management with a level of fixed compensation at competitive levels to reflect their professional skills, responsibilities and performance to attract and retain key executives. We adjust base salaries taking into consideration both changes in the market and performance against job expectations.

The Committee considers salaries that fall within 15% above or below the median salaries for similar positions in the peer group to be competitive. The Committee will also consider the nature of the position, the responsibilities, skills and experience of the officer, and his or her past performance. We may adjust base salaries to keep current with our peer group, to recognize outstanding individual performance or to recognize an increase in responsibility. In 2008, the Board of Directors approved new or revised responsibilities for certain named executive officers effective on Jan. 4, 2009. The Committee made salary adjustments to reflect the increased responsibilities of these named executive officers. Mr. Protsch was named Chief Operating Officer in addition to Senior Executive Vice President, and the Committee increased his base salary from $495,000 to $605,000. His salary was set at the median salary for similarly situated executives in our peer group.

Ms. Swan was named Chief Administrative Officer, in addition to Executive Vice President and General Counsel, and the Committee increased her salary from $374,000 to $450,000, which is above the median salary, but within 15% of the median salary for our peer group. The Committee considered her experience with the company, the increase in her responsibilities and their desire to retain Ms. Swan when setting her salary. Ms. Kampling was named Chief Financial Officer, in addition to Vice President and Treasurer, and the Committee set her salary at $300,000. Ms. Kampling’s salary is more than 15% below the median of the peer group. The Committee set Ms. Kampling’s salary below the median salary for similarly situated executives in our peer group due to her new appointment to the position of CFO. The Committee planned at the time to increase Ms. Kampling’s salary to the median over a two or three year period, and subsequently increased it to within 15% of the median later in 2009, as described below.

Ms. Doyle was named Senior Vice President and the Committee increased her salary from $255,000 to $267,000, which was at the median salary for similarly situated executives in our peer group. Mr. Aller’s salary was not changed and remained at $267,500.

Mr. Harvey’s salary also remained unchanged in 2009 at $845,000. Mr. Harvey’s base salary was 6% below the median salary for similarly situated executives in our peer group and equal to the median of Towers Perrin’s 2008 Energy Services database. The Committee believes Mr. Harvey’s salary is competitive as it is at the median of the 2008 Energy Services database and within 15% of the peer group. In addition, Mr. Harvey’s incentive compensation elements are targeted to the median of the peer group, and they are generally higher than the 2008 Energy Services database but lower than the 2008 General Industry database. This results in more emphasis on incentive pay for our CEO, which we believe creates a stronger link between pay and performance.

For 2009, the Committee froze the salaries of our executive officers at the Jan. 4, 2009 revised levels due to our financial performance and to align management’s compensation with the salary freeze implemented for our general non-bargaining employees. The Committee also required executive officers to take one week of furlough in 2009, for which they received no compensation. The Committee determined that freezing salaries to reflect the financial performance of the Company and to align management with the general non-bargaining employees was a more important factor in setting base salaries for 2009 than was setting salaries at the median of our peer group.

At the end of 2009, Ms. Kampling was named Executive Vice President-Chief Financial Officer and Treasurer, and she was given increased responsibilities within the Company. The Committee increased her salary to $380,000 as a result of her new responsibilities and to bring her closer to the median salary of the peer group. The increased responsibility and salary increase became effective on Jan. 3, 2010. Ms. Kampling’s salary is now within 15% of the median salary for similarly situated executives in our peer group.

Short-Term Incentives

Our executive officers, including our named executive officers, are eligible to participate in the Management Incentive Compensation Plan, or MICP, which is our short-term (annual) incentive plan. The MICP provides executive officers with direct financial incentives in the form of annual cash bonuses tied to the achievement of company financial, strategic and individual performance goals. The MICP encourages executive officers to achieve superior annual performance on key financial, strategic and operational goals. By setting annual goals, the Committee endeavors to drive annual performance and align the interests of management with the interests of our shareowners and customers. As we discuss later in this proxy statement, we are seeking shareowner approval of our 2010 Omnibus Incentive Plan. If the Omnibus Incentive Plan is adopted by shareowners, future short-term incentive awards may be granted to the named executive officers under that plan.

The Committee seeks to set MICP opportunities at the median short-term incentive target levels, measured as a percentage of base salary, for comparable positions in our peer group. MICP targets in 2009 were 95% of base salary for Mr. Harvey, 80% for Mr. Protsch, 65% for Ms. Kampling, 60% for Ms. Swan, 45% for Mr. Aller and Ms. Doyle. The target levels of all of our named executive officers are at or within 2% of the median percentage target levels for similar positions in our peer group. The maximum possible individual payout for all executive officers was two times the target percentage. This range aligns with our desire to emphasize variable at risk compensation.

We pay incentives from a pool of funds that we establish for MICP payments. The Committee establishes threshold company-wide goals, which determine the funding level of an incentive pool. Diluted earnings per share from continuing operations of our utilities determined the funding level of 85% of the incentive pool. If the utility earnings per share threshold is not met, then no incentives are paid under the MICP. For 2009, the threshold utility earnings per share was $2.10, which was the midpoint of our 2009 utility earnings per share guidance provided at the end of 2008. Cash flows from our utilities and our service company subsidiary, Corporate Services, determined the funding level for 15% of the incentive pool. The cash flow target for 2009 was $545 million. If the cash flow target is not met, the Committee is not required to fund the 15% of the incentive pool represented by cash flow.

We factor the level of individual performance as compared to the individual performance goals into individual award allocations after the pool has been funded. Individual awards may range from 0% to 200% of the targeted payment based on an individual’s achievement of performance goals. The Committee makes judgments about achievement of performance goals by the chief executive officer. Achievement of performance goals for the other executive officers is judged by the chief executive officer or the executive to whom the executive officer reports, in consultation with the Committee. The Committee provides final approval of the assessment of individual achievement compared to performance goals and final payment of awards to all executive officers under the MICP.

Individual performance goals are reviewed and established by the Committee to assist in the determination of individual awards under the MICP. Individual performance goals are derived from our strategic plan and from operational benchmarks intended to benefit our shareowners, customers and employees. The Committee believes that using our strategic plan to set individual performance goals aligns the executives’ incentive compensation with shareowner interests. The Committee also believes that using operational benchmarks to set individual performance goals aligns the executives’ incentive compensation with customer interests.

The Committee sets three types of individual performance goals: financial, execution and corporate well-being. The individual performance goals of the named executive officers for 2009 are shown in the table below.

2009 Performance Goals

Goal	William Harvey	Eliot Protsch	Patricia Kampling	Barbara Swan	Thomas Aller	Dundeana Doyle
Financial Goals: Weighted 50%
Achieve target EPS from continuing operations at our utilities of $2.10	x	x	x	x	x	x
Achieve target Alliant Energy Corporation consolidated EPS from continuing operations of $2.33	x	x	x		x

Achieve cash flow from operations of $545 million at our utilities and Corporate Services excluding:

* Changes in sales of customer receivables

* Tax effected pension contributions

* Net collateral received by or paid by our utilities and Corporate Services

	x	x	x	x	x	x
Financial benchmarks at our Transportation business					x
Execution Goals: Weighted 30%
Achieve certain milestones related to the proposed wind projects of IPL and WPL	x	x		x	x
Achieve certain milestones related to biomass, natural gas and other new generation plans	x	x	x	x	x
Achieve certain milestones related to clean air compliance program projects	x	x		x	x
Achieve certain milestones related to advanced metering infrastructure deployment at WPL						x
Achieve no fines for non-compliance with environmental laws and regulations	x	x		x	x	x
Meet energy efficiency benchmarks				x	x	x
Build on and communicate company’s environmental commitment	x		x	x	x	x
Obtain targeted savings from Lean Six Sigma and related process improvements	x	x	x	x	x	x
Achieve reasonable and timely decisions for the WPL and IPL base rate cases			x	x	x
Achieve specified customer service standards				x	x	x
Achieve specified reliability benchmarks				x	x	x
Meet specified RMT, Inc. growth target	x
Corporate Well-Being Goals: Weighted 20%
Achieve specific safety targets	x	x	x	x	x	x
Achieve specific employee and supplier diversity goals	x	x	x	x	x	x

Our strategic planning department is responsible for initial drafting of the performance goals, which is done to ensure that the individual performance goals are closely aligned with our strategic plan. The chief executive officer provides recommendations to the Committee in reference to the applicable performance goals that should be implemented for each of the named executive officers (other than for himself) depending on the strategic and functional responsibility of these officers. The chief executive officer is afforded discretion on the implementation of the performance goals for the other executive officers to keep continuity between the goals of the chief executive officer and those of the other executive officers. The Committee evaluates and ultimately approves all of the corporate and individual performance goals under the MICP for all of the executive officers. Financial goals are weighted at 50%, execution goals at 30% and corporate well-being goals at 20% for all the named executive officers. Individual performance goals are designed to be achievable but substantially challenging.

The MICP provides that, if our financial statements are the subject of a restatement due in whole or in part to gross negligence, intentional misconduct or fraud, we will seek reimbursement of excess incentive awards paid under the MICP. The excess incentive award that may be recovered is the difference, if any, between the incentive award actually paid to the executive officer and the incentive award that would have been made to the executive officer had the incentive award been calculated based on the financial statements as restated. We are not required to award executive officers an additional incentive award should the restated financial statements result in a higher incentive award. This claw-back may be sought with respect to incentive awards paid within 12 months of the filing of the financial statements that are required to be restated.

The utility earnings per share for 2009 were $2.03, and were adjusted to $1.86 to exclude several non-recurring charges and credits. This level of performance fell below the threshold utility earnings per share of $2.10 established to fund the incentive pool. Therefore, we did not pay incentives to our named executive officers under the MICP for 2009. The Committee did not consider achievement of individual performance goals when determining awards under the MICP because the threshold for incentive payments under the 2009 MICP was not met.

In February 2010, the Committee adopted a new short-term incentive plan for 2010 to replace the incentive plan used in 2009 and previous years to further incent executives to achieve goals that benefit our shareowners and customers. The new plan continues to allow executives to earn incentive compensation based on achievement of financial, strategic and individual goals but puts more focus on specific core value goals of our company and customer focused goals. The new plan has two financial goals, utility earnings per share performance goal weighted at 60% and a target cash flow goal weighted at 10%. The 2010 plan also has specific operational goals including customer focused goals and goals focused on core values of our company, which are similar to the execution goals and corporate well-being goals under the current MICP. These operational goals are customer satisfaction weighted at 15%, safety weighted at 10% and diversity weighted at 5%.

For each of the short-term incentive measures, the Committee sets specific performance levels early in the plan year and factors in stretch performance objectives in developing the performance measures for each of the goals other than utility earnings per share. For the utility earnings per share goal, threshold level, target level and superior level earnings targets are set. The threshold level of utility earnings per share represents minimally acceptable performance, target level of utility earnings per share represents performance that should typically be achievable in any given year, and a superior level of utility earnings per share represents stellar performance beyond that typically achievable in any given year.

The threshold performance level under the MICP for 2009 required achievement of utility earnings per share at the midpoint of our financial guidance, which is the target level of achievement in the new plan. The new plan will result in incentive compensation payouts (at below individual executive targeted levels) if the utility earnings per share goal is below target but threshold utility earnings per share is achieved. Initiating incentive payouts at the threshold level of utility earnings per share better aligns with our peer group and creates a more consistent and realistic short-term incentive opportunity. We believe that specific company and customer based operational goals emphasizes focus on the customer and the core values of our company.

Long-Term Incentives

We award long-term incentive compensation based on the achievement of longer-term, multi-year financial goals. We believe long-term incentive compensation aligns executives’ interests with those of our shareowners by compensating executive officers for achievement of long-term financial goals. Long-term incentive compensation takes the form of equity awards granted under our 2002 Equity Incentive Plan, as amended and restated. All of the equity awards granted under our long-term incentive plans are performance based and will be forfeited if performance results are not achieved. As discussed later in this proxy statement, we are seeking shareowner approval to replace the 2002 Equity Incentive Plan with the 2010 Omnibus Incentive Plan.

We determine the value of long-term incentive amounts by benchmarking to the median value of long-term incentives paid by our peer group, assessing the individual performance of the executive officer and internal equity among our executives, and considering the competitiveness of the total direct compensation package. Based on these factors, the Committee approved, as a percentage of base salary, the following values of the long-term incentives awarded to the named executive officers for 2009: 250% for Mr. Harvey, 185% for Mr. Protsch, 150% for Ms. Kampling, 125% for Ms. Swan, 70% for Mr. Aller and 70% for Ms. Doyle. The target levels of all of our named executive officers are at the median target levels for similar positions in our peer group. The Committee approves the dollar value of the long-term equity awards prior to the grant date. We grant the number of shares necessary to approximate that dollar value based on the fair market value of our share price on the grant date. The grant price used for accounting purposes is the fair market value of our common stock on the grant date.

The long-term incentive awards consist of performance contingent restricted stock and performance shares. We believe these two types of long-term equity awards provide incentives for our executive officers to produce value for our shareowners over the long-term on both an absolute basis and a relative basis. Performance contingent restricted stock granted in 2009 vests if our consolidated income from continuing operations achieves 19% growth, which rewards absolute long-term growth. Performance shares vest and pay-out at varying levels depending on our total shareowner return as compared to the S&P Midcap Utilities Index, which rewards relative total shareowner return. The Committee granted long-term equity awards in 2009 consisting of 60% performance shares and 40% performance contingent restricted stock to make efficient use of the remaining restricted shares authorized under the current 2002 Equity Incentive Plan.

Performance contingent restricted stock granted prior to 2008 vests if our consolidated earnings per share from continuing operations achieves 116% growth from the level of income in the calendar year immediately prior to the grant, which is 5% compounded year over year growth for three years. For performance contingent restricted stock granted in 2009, as in 2008, the Committee used consolidated income from continuing operations as the performance criterion. The Committee believes using income from continuing operations as a performance criterion is preferable to using earnings per share because income from continuing operations avoids the volatility in earnings per share that can result from increases or decreases in the number of shares outstanding, which is unrelated to performance. In 2008, the Committee increased the growth rate of income that must be achieved for the performance criteria to be met from 5% to 6% compounded year over year growth for three years. The Committee believed that the increase would better align management’s interests with the high expected growth in earnings during the planned new generation build out period.

The vesting of the performance contingent restricted stock granted in 2009 is based on our growth in income from continuing operations using our final income from continuing operations in 2008 as the base. The base consolidated income from continuing operations for 2008 was $280 million. The performance contingent restricted stock granted in 2009 vests if we achieve consolidated income from continuing operations growth of 19% from 2008, within a four year period. The target consolidated income from continuing operations is $333.2 million. In no case may the restricted stock vest earlier than two years from the grant date, and all shares will be forfeited if the consolidated income from continuing operations target is not met at the end of the four-year period. No vesting occurred in 2009 for either the 2007 or 2008 performance contingent restricted stock grants that are currently outstanding.

The payout of performance shares granted in 2009 is based on our total shareowner return over a three year period. Performance shares will provide a 100% payout, or target payout, if our relative total shareowner return over three years is equal to the median performance of a specific peer group selected by the Committee. The Committee selected the S&P Midcap Utilities Index as the peer group for the 2009 grants of performance shares. Performance share payouts are capped at 200% of the target payout. The following table shows the level of Performance share payouts based on our total shareowner return as compared to the S&P Midcap Utilities Index.

The Company’s Percentile Rank	Percent of Target Value Payout
90th percentile or greater	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
45th percentile	75%
40th percentile	50%
Below 40 th percentile	0%

Performance shares allow the executive to receive a payment in shares of our common stock, cash, or a combination of our common stock and cash, the value of which is equal to the number of shares awarded, adjusted by the performance multiplier. The Committee generally requires an executive that has not met the share ownership guidelines to take a payment in common stock or a combination of 50% common stock and 50% cash in order to bring the executive closer to achieving the share ownership guideline. If the executive chooses to take the payment in cash, the amount of the payout is determined by multiplying the number of shares earned by the average of the high and low trading prices on a date chosen by the Committee. The Committee chooses this date in advance of issuing the shares.

The performance shares issued for the 2007-2009 performance period were forfeited as the Company’s total shareowner return percentile rank was below the 40th percentile.

The Committee approves the dollar value of the long-term equity awards prior to the grant date. The grant date of the awards that we made in 2009 to our executive officers was Feb. 26, 2009. The grant price used for accounting purposes was fair market value of our common stock on the grant date.

We do not grant stock options. We determined that performance contingent restricted stock and performance shares provide equally motivating forms of equity incentive compensation and reduce potential dilution of our shareowners because fewer shares need be granted. Our last stock options were granted in 2004 and expire in 2014.

Occasionally, we grant time-based restricted stock to named executive officers in connection with an increase in responsibilities and to promote retention of that named executive officer. In 2009, Ms. Swan was granted shares of restricted stock valued at $100,006, which vest pro rata over three years, in connection with her increased responsibilities as Chief Administrative Officer. The Committee wanted to offer Ms. Swan a retention incentive in addition to her previously-discussed salary increase, but determined that using any additional cash incentive payments was not desirable. The Committee therefore awarded the restricted shares in lieu of a cash incentive payment. In addition, the Committee accelerated the vesting of restricted stock which was granted to Mr. Protsch in 2005 upon his retirement on Jan. 2, 2010. The accelerated vesting impacted half of the amount of restricted stock originally granted. The Committee determined that the accelerated vesting was appropriate based on Mr. Protsch’s over 30 years of service to the company.

Other Benefits

We also offer benefit programs to our executive officers with a focus towards their retirement consistent with those of our peer group. These programs include 401(k), deferred compensation and pension benefits. The benefit programs are designed to be competitive in attracting, retaining and motivating key executives and employees by providing competitive retirement benefits. We apply the same peer group benchmarking approach in designing these programs in that we benchmark to median levels of benefit and design elements. The Committee reviews benefit programs on a periodic basis to determine effectiveness and identify any necessary changes. The retirement-related benefit plans are reviewed periodically by the Committee and certain changes to the plans were made in 2009. A brief description of the plans with associated changes follows.

401(k) Savings Plan

All of our salaried employees, including our executive officers, are eligible to participate in our 401(k) Plan. We match $0.50 on each dollar for the first 8% of compensation deferred by the employee up to the IRS maximum. The match was temporarily suspended for a period of 6 months in 2009 as a cost saving measure. The match is currently in effect for 2010. Beginning Aug. 3, 2008, we enhanced benefits under the 401(k) Plan to offset a freeze of the Alliant Energy Cash Balance Pension Plan. See “Pension Benefits” below for more information. We now contribute a percentage of employees’ salaries to their 401(k) accounts in addition to the company match. The amount of the company contribution ranges from 4% to 6% of an employee’s salary. The amount of the company contribution depends on the employee’s age and number of years of service at the company.

Alliant Energy Deferred Compensation Plan

The Alliant Energy Deferred Compensation Plan, or AEDCP, enables participants, including our executive officers, to defer up to 100% of base salary and annual incentive awards on a pre-tax basis and to receive earnings or incur losses on the deferrals until the date of distribution. The AEDCP provides tax deferred savings and post-retirement income to our executive officers. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. We offer the AEDCP as part of the executives’ competitive compensation package to permit executives to take advantage of the tax code in saving for their retirement. We believe the AEDCP is in line with offerings from our peer group. See “Nonqualified Deferred Compensation” below for more information regarding the AEDCP.

Cash Balance Pension Plan

Certain of our salaried employees, including our executive officers, are eligible to participate in the Alliant Energy Cash Balance Pension Plan. This defined benefit plan is portable, offers flexible payment options and steady growth of retirement funds. Future accruals to the Cash Balance Pension Plan were frozen for participants effective Aug. 2, 2008. See “Pension Benefits” below for more information regarding the Alliant Energy Cash Balance Pension Plan. In 2009, the Company amended the cash balance plan’s interest crediting rate for 2009 and future years. The new interest crediting rate will be equal to the annual change in the consumer price index, as of October each year, plus 3%.

Excess Retirement Plan

Certain of our salaried employees, including our executive officers, participate in the unfunded Excess Retirement Plan. The plan is intended to provide the accruals that the participants would have earned under the Cash Balance Pension Plan and the 401(k) Savings Plan but for statutory limitations on employer-provided benefits imposed on those tax-qualified plans. See “Pension Benefits” below for more information regarding the Excess Retirement Plan.

Supplemental Retirement Plan

Our executives who are vice presidents or above, including our named executive officers, participate in the unfunded Supplemental Retirement Plan, or SERP. We provide the SERP as an incentive for key executives to remain in our service by providing retirement compensation in addition to the benefits provided by the pension plan, which are limited by the tax code, that is payable only if the executive remains with us until retirement, disability or death. See “Pension Benefits” below for more information regarding the SERP.

Split Dollar / Reverse Split Dollar Life Insurance Plan

Certain executive officers, including Messrs. Harvey and Protsch and Mses. Swan and Doyle, receive individually owned life insurance policies. We pay the premiums for this insurance and these payments are taxable to the individual officers. These specific policies were grandfathered in 1998 and we no longer offer the policies to other executive officers as part of total executive compensation.

Perquisites

For the first part of 2009, we provided our officers, including our named executive officers, with a Flexible Perquisite Program. The program provided a specified amount of funds to our executives to use for benefits, including an annual fixed automobile allowance, financial planning and legal services, a variety of club memberships and long-term care insurance. The Committee reviews this program on an annual basis as part of our total compensation offering to determine its merits and the use of similar programs by our peer group. The last review took place at a special committee meeting in May 2009, where the Committee cancelled the Flexible Perquisite Program effective June 1, 2009 to cut costs during the difficult economic climate and to reflect current executive compensation trends. Our executive officers are also eligible for moderately more generous health and dental insurance, accidental death insurance, disability insurance, vacation, and other similar benefit programs than the balance of our non-bargaining unit employees. Such benefits have been historically provided and remain an appropriate component of our executive compensation program.

Post-Termination Compensation

KEESAs

We currently have in effect key executive employment and severance agreements, or KEESAs, with our executive officers, including our named executive officers (other than Mr. Protsch, who retired effective Jan. 2, 2010), and certain of our key employees. The KEESA is designed to provide economic protection to key executives following a change in control of our company so that executives can remain focused on our business without undue personal concern. We recognize that circumstances may arise in which we may consider a change of control transaction. We believe the security afforded the executives by the KEESA will help the executives to remain focused on business continuity and reduce the distraction of the executive’s reasonable personal concerns regarding future employment. We also believe that the KEESA allows the executive to better consider the best interests of our company and its shareowners due to the economic security provided by the KEESA benefits.

The KEESAs are triggered if, within a period of up to three years after a change in control for Mr. Harvey or Ms. Swan and two years for Ms. Kampling, Mr. Aller or Ms. Doyle, there has occurred both a change in control and loss of employment, causing KEESA benefits to be subject to a “double trigger.” We implemented the double trigger mechanism to ensure that only those executives adversely affected by a change in control would receive benefits under the KEESA. The cash termination benefit under the KEESA is up to three times base salary and target bonus for Mr. Harvey and Ms. Swan and two times base salary and target bonus for Ms. Kampling, Mr. Aller and Ms. Doyle.

The KEESAs for Ms. Kampling, Mr. Aller and Ms. Doyle provide that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which we may pay without loss of deduction under the Code. The KEESAs for Mr. Harvey and Ms. Swan provide that if any payments constitute an excess parachute payment, we will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment.

We believe the level of the benefits provided by the KEESAs to each executive officer reflects the amount of work that would be required of them during a change in control transaction as well as the amount of opportunities they would be asked to forego to assist the change in control transaction rather than seek future employment. Top executives are required to put forth greater effort to ensure a smooth change in control of a company and we believe that it would take a longer time for them to find comparable employment based on their attained career status. The elevated positions held by Mr. Harvey and Ms. Swan, and their long tenure with the company, cause us to believe that this analysis is especially true for them. Therefore, they receive the highest benefit level and a tax-gross up. We plan to review our KEESA policy in 2010.

In consideration of the KEESA benefits, the executive agrees not to compete with us for a period of one year after the executive leaves us and to keep in confidence any proprietary information or confidential information for a period of five years after the executive leaves us. Both of these conditions can be waived in writing by our board of directors.

See “Potential Payments upon Termination or Change in Control” for more information regarding the KEESAs.

Executive Severance Plan

We also maintain a general executive severance plan for executive officers in the event that an officer’s position has been eliminated or significantly altered by us. The executive severance plan is designed to provide economic protection to key executives following the elimination of their position so that executives can remain focused on our business without undue personal concern. We recognize that circumstances may arise in which we may consider eliminating certain key positions that are no longer necessary. We believe the security afforded the executives by the severance plan will keep the executives focused on their duties at our company rather than on their personal concerns of job security. The plan provides for a minimum level of severance pay equal to one times annual base salary, payment of prorated incentive compensation within the discretion of the chief executive officer, up to 18 months of COBRA coverage, six months of which are paid by us, outplacement services and/or tuition reimbursement of up to $10,000, and access to our employee assistance program. All executive officer severance packages are approved by the Committee. We believe our executive severance plan is consistent with plans throughout the industry.

See “Potential Payments upon Termination or Change in Control” for more information regarding the Executive Severance Plan.

Employment Agreements

We do not have any other employment agreements with our executive officers.

Share Ownership Guidelines

We established share ownership guidelines for our executive officers as a way to better align the financial interests of officers with those of shareowners. Under these guidelines, the requisite ownership numbers are 85,000 shares for Mr. Harvey, 36,000 shares for Ms. Kampling and Ms. Swan and 12,000 shares for Mr. Aller and Ms. Doyle. The executive officers are expected to make continuing progress toward compliance with these guidelines and achieve their designated levels within five years of being appointed as an officer. We monitor each officer’s progression towards achievement of these guidelines on a semi-annual basis. We plan to review our share ownership guidelines in 2010.

The share ownership guidelines have an impact upon the payout of awards for our performance shares. If executives have not yet met their share ownership level, they are required to receive at least 50% of any performance share payout made upon the vesting of the performance shares in shares of our common stock. In addition, once the performance or time-based restrictions lapse on shares of performance contingent or time-based restricted stock, these shares are counted towards achievement of share ownership guidelines. Our chief executive officer retains the right to grant special dispensation for hardship, promotions or new hires. All of our current named executive officers have met their share ownership guidelines, with the exception of Ms. Kampling. She has until 2015 to achieve the goal. Their share holdings are shown in the “Ownership of Voting Securities” table above.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers (excluding our Chief Financial Officer) to $1 million, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee’s commitment to link compensation with performance as described above, the Committee intends to qualify future compensation paid to our executive officers for deductibility by us under Section 162(m) except in limited appropriate circumstances. We expect that future short-term and long-term incentive compensation awarded under our 2010 Omnibus Incentive Plan will qualify for deductibility under Section 162(m) if shareowners approve the Plan’s adoption as discussed later in this proxy statement. All of our equity compensation plans are accounted for under Financial Accounting Standards Board Accounting Standards, Codification Topic 718.

Conclusion

The Committee is provided with appropriate information and reviews all components of our chief executive officer’s and other executive officers’ compensation. Based on this information, the Committee seeks to implement executive compensation that is appropriately tied to the performance of the executives on behalf of shareowners, employees and customers.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

To Our Shareowners:

The Compensation and Personnel Committee (the “Committee”) of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis with our management and it has been reviewed by our Audit Committee. Based on the Committee’s review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended Dec. 31, 2009, for filing with the SEC.

COMPENSATION AND PERSONNEL COMMITTEE

Ann K. Newhall (Chairperson)

Darryl B. Hazel

Dean C. Oestreich

Carol P. Sanders

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to or earned by our chief executive officer, our chief financial officer (which for 2009 was Mr. Protsch for four days and Ms. Kampling for the balance of the year) and our next three highest paid executive officers for 2009, 2008 and 2007. We refer to such individuals in this proxy statement collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(7)	Total ($)
William D. Harvey Chairman, President and Chief Executive Officer	2009	$832,000	$0	$1,999,511	$0	$0	$147,000	$353,986	$3,332,497
	2008	$850,962	$0	$2,076,264	$0	$0	$2,103,000	$262,562	$5,292,788
	2007	$811,962	$0	$1,695,768	$0	$677,160	$3,844,938	$226,340	$7,256,168
Eliot G. Protsch Senior Executive Vice President and Chief Financial Officer/Chief Operating Officer	2009	$594,846	$0	$1,059,373	$0	$0	$774,000	$159,361	$2,587,580
	2008	$498,515	$0	$729,761	$0	$0	$651,000	$129,785	$2,009,061
	2007	$477,427	$0	$625,739	$0	$293,216	$1,757,578	$108,774	$3,262,734
Patricia L. Kampling Executive Vice President-Chief Financial Officer and Treasurer(6)	2009	$294,769	$0	$425,945	$0	$0	$93,000	$42,368	$856,082
Barbara J. Swan Executive Vice President-General Counsel and Chief Administrative Officer	2009	$442,500	$0	$632,437	$0	$0	$45,000	$97,865	$1,217,802
	2008	$377,669	$0	$460,667	$0	$0	$492,000	$84,344	$1,414,680
	2007	$362,081	$0	$421,857	$0	$174,724	$245,478	$63,289	$1,267,429
Thomas L. Aller Senior Vice President- Energy Resource Development	2009	$263,385	$0	$177,236	$0	$0	$151,000	$44,053	$635,674
	2008	$269,404	$30,000	$184,012	$0	$0	$0	$40,036	$523,452
	2007	$258,346	$0	$150,458	$0	$90,640	$152,628	$31,199	$683,271
Dundeana K. Doyle Senior Vice President- Energy Delivery	2009	$262,800	$0	$176,901	$0	$0	$153,832	$56,821	$650,354
	2008	$256,669	$0	$175,416	$0	$0	$94,791	$44,579	$571,455
	2007	$236,696	$0	$114,891	$0	$77,776	$91,558	$33,206	$554,127

(1)	The amounts shown in this column include amounts deferred by the named executive officers in our Alliant Energy Deferred Compensation Plan Stock Account. See “Nonqualified Deferred Compensation.”

(2)

The amount in this column for Mr. Aller in 2008 is a discretionary bonus awarded by the Committee to Mr. Aller in recognition of the leadership he provided us, IPL’s customers and the community of Cedar Rapids, Iowa, during the flood that occurred in June 2008.

(3)

The amounts in this column reflect the aggregate grant date fair value of performance shares, performance contingent restricted stock and time-based restricted stock granted pursuant to our 2002 Equity Incentive Plan in each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 6(b) to our 2009 audited financial statements on pages 125-127 of our Annual Report on Form 10-K. For the performance shares, the fair value at the grant date is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The grant date fair value reflected in this column for performance shares was $1,154,516 for Mr. Harvey; $611,679 for Mr. Protsch, $245,935 for Ms. Kampling; $307,424 for Ms. Swan; $102,345 for Mr. Aller; $102,151 for Ms. Doyle. The grant date fair value for performance shares at maximum would have been: $2,535,010 for Mr. Harvey; $1,343,084 for Mr. Protsch; $540,008 for Ms. Kampling; $675,022 for Ms. Swan; $224,722 for Mr. Aller; and $224,296 for Ms. Doyle.

(4)

The amounts in this column represent cash amounts received by the executive officers under our MICP for services performed in 2007 that were paid in 2008. There were no amounts earned under the MICP in 2008 or 2009.

(5)

The amounts in this column reflect (a) the actuarial increase in the present value of the named executive officers benefits under all pension plans established by us determined using the assumptions and methods set forth in footnote (1) to the Pension Benefits table below, which may include amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested, and (b) amounts representing above market interest on nonqualified deferred compensation. The above market interest is equal to the amount by which the interest on deferred compensation in a frozen legacy deferred compensation plan exceeded 120% of the applicable federal long-term interest rate. The following represents the breakdown for 2009 for each of the change in pension value and above market interest on deferred compensation, respectively, for each named executive officer: Mr. Harvey, $147,000/$0; Mr. Protsch, $774,000/$0; Ms. Kampling, $93,000/$0; Ms. Swan, $45,000/$0; Mr. Aller, $151,000/$0; and Ms. Doyle, $147,000/$6,832.

(6)	Ms. Kampling became a named executive officer in 2009. She was not a named executive officer in either 2007 or 2008.

(7)	The table below shows the components of the compensation reflected under this column for 2009:

Name	Perquisites and Other Personal Benefits (a)	Registrant Contributions to Defined Contribution Plans (b)	Life Insurance Premiums (c)	Tax Reimbursements (d)	Dividends (e)	Total
William D. Harvey	$19,220	$74,801	$79,693	$23,908	$156,364	$353,986
Eliot G. Protsch	$10,927	$39,197	$34,239	$5,208	$69,790	$159,361
Patricia L. Kampling	$6,818	$20,259	$1,081	$0	$14,210	$42,368
Barbara J. Swan	$10,777	$28,665	$15,242	$8,428	$34,753	$97,865
Thomas L. Aller	$10,849	$19,754	$2,788	$0	$10,662	$44,053
Dundeana K. Doyle	$8,062	$22,398	$10,366	$6,305	$9,690	$56,821

(a)	Consists of allowance pursuant to our Flexible Perquisite Program that could be utilized for automobile allowance; financial planning and legal services; club memberships; and premiums for additional long-term care coverage. This amount also includes Company contributions to the executive for a consumer driven health plan above the amount provided to other non-bargaining employees enrolled in that plan and the cost of spousal travel on company owned aircraft. Because an executive’s spouse accompanies the executive on a flight when the executive is traveling for business purposes, we do not incur additional direct operating cost in such situations. However, the personal use of the company owned aircraft is imputed income to the named executive officer and is calculated on Standard Industry Fare Level rates published periodically by the Internal Revenue Service.
(i)	No named executive officer had a single perquisite item in excess of $10,000.
(ii)	The Flexible Perquisite Program was cancelled effective June 1, 2009 as a part of our cost savings initiatives.
(b)	Matching contributions to 401(k) Savings Plan and the Alliant Energy Deferred Compensation Plan, employer contributions based on age and service to the 401(k) Savings Plan accounts and employer defined contributions to the Excess Retirement Plan.
(c)	All life insurance premiums.
(d)	Tax reimbursements for split and reverse dollar life insurance and, in the case of Mr. Harvey only, financial planning and legal services.
(e)	Dividends earned in 2009 on unvested restricted stock.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that we granted to our named executive officers in 2009.

Name	Grant Date		Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(5)
				Threshold ( $) 20%	Target ($) 100%	Maximum ($) 200%	Threshold ( # ) 50%	Target ( # ) 100%	Maximum (#) 200%

William D. Harvey	2/26/2009	(3)	2/11/2009				26,775	53,549	107,098		$1,154,516
	2/26/2009	(4)	2/11/2009					35,699			$844,995
			2/11/2009	$160,550	$802,750	$1,605,500
Eliot G. Protsch	2/26/2009	(3)	2/11/2009				14,186	28,371	56,742		$611,679
	2/26/2009	(4)	2/11/2009					18,914			$447,694
			2/11/2009	$96,800	$484,000	$968,000
Patricia L. Kampling	2/26/2009	(3)	2/11/2009				5,704	11,407	22,814		$245,935
	2/26/2009	(4)	2/11/2009					7,605			$180,010
			2/11/2009	$39,000	$195,000	$390,000
Barbara J. Swan	1/5/2009	(2)	12/11/2008							3,419	$100,006
	2/26/2009	(3)	2/11/2009				7,130	14,259	28,518		$307,424
	2/26/2009	(4)	2/11/2009					9,506			$225,007
			2/11/2009	$54,000	$270,000	$540,000
Thomas L. Aller	2/26/2009	(3)	2/11/2009				2,374	4,747	9,494		$102,345
	2/26/2009	(4)	2/11/2009					3,164			$74,891
			2/11/2009	$24,075	$120,375	$240,750
Dundeana K. Doyle	2/26/2009	(3)	2/11/2009				2,369	4,738	9,476		$102,151
	2/26/2009	(4)	2/11/2009					3,158			$74,750
			2/11/2009	$24,030	$120,150	$240,300

(1)

The amounts shown represent the threshold, target and maximum awards that could have been earned by each of our named executive officers under our MICP for 2009 as described more fully under “Compensation Discussion and Analysis – Compensation Elements and Design – Short-Term Incentives.” The threshold payment level under the MICP was 20% of the target amount. The maximum payment level under the MICP was 200% of the target amount. No payments were earned for 2009 under the MICP as shown in the “Non-Equity Compensation Plan” column of the Summary Compensation Table above.

(2)

The amount shown represents the number of shares of time-based restricted stock granted on Jan. 5, 2009. Time-based restricted stock awards granted in 2009 accumulate dividends on the same basis as shares of our common stock.

(3)

The amounts shown represent the threshold, target and maximum amounts of performance shares that were awarded in 2009 to the named executive officers under our 2002 Equity Incentive Plan as described more fully under “Compensation Discussion and Analysis – Compensation Elements and Design – Long-Term Incentives.” The threshold amount is 50% of the target amount. The maximum amount is 200% of the target amount.

(4)

The amounts shown represent the number of shares of performance contingent restricted stock that were awarded in 2009 to the named executive officers under the 2002 Equity Incentive Plan as described more fully under “Compensation Discussion and Analysis – Compensation Elements and Design – Long-Term Incentives.” Performance contingent restricted stock awards granted in 2009 accumulate dividends on the same basis as shares of our common stock.

(5)

The grant date fair value of each equity award was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For the performance shares, the fair value at the grant date is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding stock option awards and unvested stock awards held by our named executive officers on Dec. 31, 2009.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
William D. Harvey	21,798		$31.54	1/2/2011
	11,258		$25.93	2/9/2014
					16,705	$505,493			(4a)
							26,128	$790,633	(5)
							26,087	$789,393	(6)
							28,765	$870,429	(7)
							53,549	$1,620,393	(8)
							37,287	$1,128,305	(9)
Eliot G. Protsch					10,441	$315,945			(4b)
							9,641	$291,737	(5)
							9,169	$277,454	(6)
							10,110	$305,929	(7)
							28,371	$858,506	(8)
							19,755	$597,786	(9)
Patricia L. Kampling							1,717	$51,956	(5)
							1,902	$57,555	(6)
							2,097	$63,455	(7)
							11,407	$345,176	(8)
							7,943	$240,355	(9)
Barbara J. Swan					3,620	$109,541			(4c)
							6,500	$196,690	(5)
							5,788	$175,145	(6)
							6,382	$193,119	(7)
							14,259	$431,477	(8)
							9,929	$300,452	(9)
Thomas L. Aller	14,307		$28.59	1/19/2010
	12,229		$31.54	1/2/2011
	17,438		$27.79	5/16/2012
	17,438		$16.82	1/21/2013
	18,767		$24.90	1/2/2014
	2,887		$25.93	2/9/2014
							2,318	$70,143	(5)
							2,312	$69,961	(6)
							2,549	$77,133	(7)
							4,747	$143,644	(8)
							3,305	$100,009	(9)
Dundeana K. Doyle							1,770	$53,560	(5)
							2,204	$66,693	(6)
							2,430	$73,532	(7)
							4,738	$143,372	(8)
							3,298	$99,797	(9)

(1)	The exercise price for all stock option grants is the fair market value of our common stock on the date of grant.

(2)

The value of unvested shares is calculated by using the closing price of our common stock of $30.26 on Dec. 31, 2009, plus, in the case of time-based restricted stock and performance contingent restricted stock, dividends accumulated.

(3)

This column reports dollar amounts that would be received for the equity awards based upon the executive’s achievement at the target performance level, plus dividends accumulated on the performance contingent restricted stock.

(4a)	Time-based restricted stock granted on July 11, 2005. These shares will vest on July 11, 2010.

(4b)

Time-based restricted stock granted on July 11, 2005. The remaining shares vested completely in January 2010 in accordance with an amendment to the Restricted Stock Agreement between Mr. Protsch and us authorized by the Compensation and Personnel Committee of our Board of Directors in recognition of Mr. Protsch’s long-term service to our Company.

(4c)	Time-based restricted stock granted on Jan. 5, 2009. The shares vest 33.3%/33.3%/33.4% in the 1st/2nd/3rd anniversaries of the grant date, respectively.

(5)	Performance contingent restricted stock granted on Jan. 3, 2007. Vesting occurs if the performance criterion is met in 3 or 4 years.

(6)	Performance shares granted on Jan. 2, 2008. Vesting occurs if the performance criterion is met in 3 years.

(7)	Performance contingent restricted stock granted on Jan. 2, 2008. Vesting occurs if the performance criterion is met in 2, 3 or 4 years.

(8)	Performance shares granted on Feb. 26, 2009. Vesting occurs if the performance criterion is met in 3 years.

(9)	Performance contingent restricted stock granted on Feb. 26, 2009. Vesting occurs if the performance criterion is met in 2, 3 or 4 years.

OPTION EXERCISES AND STOCK VESTED

The following table shows a summary of the stock options exercised by our named executive officers during 2009 and stock awards vested for the named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Long-Term Incentive Plan	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William D. Harvey	0	$0	Time-Based Restricted Stock	16,249	$415,812
Eliot G. Protsch(2)	0	$0	Time-Based Restricted Stock	6,093	$155,920

(1)

Reflects an amount calculated by multiplying the number of shares of time-based restricted stock which vested for Messrs. Harvey and Protsch on July 13, 2009, and the closing price of our common stock on that date, which was $25.59, plus dividend equivalents on such shares.

(2)

On Jan. 2, 2010, 10,441 shares of restricted stock vested pursuant to an amendment to the Restricted Stock Agreement between Mr. Protsch and us. The vesting, which would have occurred on July 11, 2010, was accelerated upon Mr. Protsch’s retirement. The value realized on vesting was $318,122.

PENSION BENEFITS

The table below sets forth the number of years of credited service, the present value of accumulated benefits and payments during 2009 for each of our named executive officers under the Alliant Energy Cash Balance Pension Plan, the Excess Retirement Plan and the Supplemental Retirement Plan, or SERP, which are each described below. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to our named executive officers, which will only be known at the time that they become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During 2009 ($)
William D. Harvey	Cash Balance Plan	21.0	$703,000	$0
	Excess Plan	22.4	$2,040,000	$0
	SERP	22.4	$7,278,000	$0
		Total	$10,021,000	$0
Eliot G. Protsch	Cash Balance Plan	28.8	$742,000	$0
	Excess Plan	30.2	$995,000	$0
	SERP	30.2	$4,474,000	$0
		Total	$6,211,000	$0
Patricia L. Kampling	Cash Balance Plan	2.9	$39,000	$0
	Excess Plan	4.3	$7,000	$0
	SERP	4.3	$218,000	$0
		Total	$264,000	$0
Barbara J. Swan	Cash Balance Plan	19.7	$585,000	$0
	Excess Plan	21.1	$415,000	$0
	SERP	21.1	$2,781,000	$0
		Total	$3,781,000	$0
Thomas L. Aller	Cash Balance Plan	15.2	$173,000	$0
	Excess Plan	16.7	$29,000	$0
	SERP	16.7	$1,528,000	$0
		Total	$1,730,000	$0
Dundeana K. Doyle	Cash Balance Plan	23.7	$384,000	$0
	Excess Plan	25.1	$33,000	$0
	SERP	25.1	$552,000	$0
		Total	$969,000	$0

(1)

The following assumptions, among others, were used to calculate the present value of accumulated benefits: that the participant retires at age 62; that the benefit calculation date is Dec. 31, 2009, consistent with our accounting measurement date for financial statement reporting purposes; that the discount rate is 5.80% (compared to 6.15% for 2008); that the post-retirement mortality assumption is based on the RP-2000 table with white collar adjustment and a 10-year projection; that the form of payment is 80% lump sum and 20% annuity; and, for participants who are not yet eligible to retire with a SERP benefit, that the SERP accrues ratably over the participant’s career until such eligibility date.

Alliant Energy Cash Balance Pension Plan — Substantially all of our salaried employees, including our named executive officers, are eligible to participate in the Alliant Energy Cash Balance Pension Plan, or Pension Plan, that we maintain. The

Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Pension Plan as of Aug. 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of Dec. 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and pay. For 1998 through Aug. 2, 2008, a participant received annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items). For 1998 through 2008, a participant also received an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on Pension Plan assets for the year. We amended the Pension Plan’s interest crediting rate for 2009 and future years. The new interest crediting rate will be equal to the annual change in the consumer price index, as of October each year, plus 3%.

The life annuity payable under the Pension Plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the Pension Plan on Aug. 1, 1998, are in no event to receive any less than what would have been provided under the prior formula that was applicable to them, had it continued until Aug. 2, 2008.

All of our named executive officers, with the exception of Ms. Kampling, are “grandfathered” under the applicable prior plan benefit formula. With the exception of Mr. Aller, their estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Pension Plan formula, utilizing current assumptions. Therefore, the benefits for all of our named executive officers, with the exception of Ms. Kampling and Mr. Aller, would currently be determined under the applicable prior plan benefit formula. To the extent benefits under the Pension Plan are limited by tax law, any excess will be paid under the Excess Retirement Plan described below. Pension Plan accruals ceased as of Aug. 2, 2008. This “freeze” applies to both the 5% of base pay annual credits to the hypothetical account balance and to the grandfathered prior plan formulas. Subsequent to Aug. 2, 2008, active participants receive enhanced benefits under our 401(k) Savings Plan.

WPL Plan A Prior Formula. One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset. Our named executive officers covered by this prior formula are Messrs. Harvey and Protsch and Ms. Swan.

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the Pension Plan) and are reduced by up to 50% of Social Security benefits. The general formula is (i) 55% of final average compensation less 50% of Social Security benefits, the difference multiplied by (ii) a fraction not greater than 1, the numerator of which is the number of years of credit and the denominator of which is 30. This formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly.

Messrs. Harvey and Protsch and Ms. Swan are eligible for early retirement because they are over age 55. For each year they would choose to retire and commence benefits prior to age 62, their benefits would be reduced by 5% per year. If benefits commence at or after age 62, there would be no reduction for early commencement prior to the normal retirement age of 65.

IES Industries Pension Plan Prior Formula. Another applicable prior plan formula applies to Ms. Doyle. This formula provides retirement income based on years of service, final average compensation, and Social Security covered compensation. Technically, this formula also applies to Mr. Aller, but his prior plan formula benefit is frozen in the annual amount of $7,607 payable at age 65; therefore, the Cash Balance Pension Plan formula is expected to provide him with a greater benefit.

The benefit formula for Ms. Doyle for service until the Aug. 2, 2008 freeze date is generally the benefit she had accrued under an old formula in existence prior to 1988 plus (i) 1.05% of average monthly compensation for years of service not in excess of 35, plus (ii) 0.50% of average monthly compensation in excess of Social Security covered compensation for years of service not in excess of 35, plus (iii) 1.38% of average monthly compensation for years of service in excess of 35. Compensation generally is the salary amount reported in the Summary Compensation Table, with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly.

Excess Retirement Plan — We maintain an unfunded Excess Retirement Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee’s retirement benefits exceed the qualified plan limits. The Excess Retirement Plan provides an amount equal to the difference between the actual pension benefit payable under the Pension Plan and our actual contributions based on age and service to the 401(k) Savings Plan and what such benefits and contributions would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

Supplemental Retirement Plan — We maintain an unfunded Supplemental Retirement Plan, or SERP, to provide incentive for key executives to remain in our service by providing additional compensation that is payable only if the executive remains with us until retirement, disability or death. While the SERP provides different levels of benefits depending on the executive covered, this summary reflects the terms applicable to all of our named executive officers. Participants in the SERP must be approved by the Compensation and Personnel Committee.

For Messrs. Harvey and Protsch and Ms. Swan, the SERP provides for payments of 60% of the participant’s average annual earnings (base salary and bonus) for the highest paid three consecutive years out of the last 10 years of the participant’s employment reduced by the sum of benefits payable to the officer from the officer’s defined benefit plan, the company contributions based on age and service to the 401(k) Savings Plan, and the Excess Retirement Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service. Messrs. Harvey and Protsch and Ms. Swan are currently eligible to elect early retirement under such provisions. If a participant retires prior to age 62, the 60% payment under the SERP is reduced by 3% per year for each year the participant’s retirement date precedes his/her normal retirement date. The actuarial reduction factor will be waived for participants who have attained age 55 and have a minimum of 10 years of service in a senior executive position with us on or after April 21, 1998. Payment of benefits under the SERP commences six months after the participant’s retirement. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in installments over a period of five years, or for the lifetime of the participant.

For Ms. Kampling and Mr. Aller, the SERP provides for payments of 50% of the participant’s average annual earnings (base salary and bonus) for the highest paid three consecutive years out of the last 10 years of the participant’s employment reduced by the sum of benefits payable to the officer from the officer’s defined benefit plan, the company contributions based on age and service to the 401(k) Savings Plan, and the unfunded Excess Retirement Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service and five or more years of continuous SERP employment, which age and service requirements Mr. Aller has already satisfied. If a participant retires prior to age 62, the 50% payment under the SERP is reduced by approximately 5% per year for each year the participant’s retirement date precedes his/her normal retirement date. Payment of benefits under the SERP commences six months after the participant’s retirement. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in annual installments over a period of five years, or in monthly installments for 18 years. Participants made their elections in December 2008.

For Ms. Doyle, the SERP provides for payments of 60% of the participant’s average annual earnings (base salary and bonus) for the highest paid three consecutive years out of the last 10 years of the participant’s employment reduced by the sum of benefits payable to the officer from the officer’s defined benefit plan, the company contributions based on age and service to the 401(k) Savings Plan, and the Excess Retirement Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service. If a participant retires prior to age 62, the 60% payment under the SERP is reduced by 3% per year for each year the participant’s retirement date precedes his/her normal retirement date. Payment of benefits under the SERP commences six months after the participant’s retirement. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in installments over a period of five years, or in monthly installments for 18 years.

Participants may change their form of payment once, provided that the new election is made at least 12 months prior to their retirement. If such an election is made, benefits under the SERP will not be paid for five years after they otherwise would have been.

For Messrs. Harvey and Protsch and Ms. Swan, if the lifetime benefit is selected, and for Mr. Aller and Mses. Kampling and Doyle, if the monthly benefit is selected, and in either case the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children, payable for the remainder of the 12 year period. In each case, if the five annual installment benefit is selected and the participant dies prior to receiving five annual payments, payments will continue to any surviving spouse or dependent children, payable for the remainder of the five year period. If the participant dies while still employed by us, the designated beneficiary shall receive a lump sum equal to the discounted value of retirement benefits for 12 years. For Messrs. Harvey and Protsch and Mses. Swan and Doyle, a post-retirement death benefit of one times the participant’s final average earnings at the time of retirement will be paid to the designated beneficiary in addition to the continuation of benefit payments as described above.

NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information as of Dec. 31, 2009 for each of our named executive officers with respect to the Alliant Energy Deferred Compensation Plan, which is described below.

Name	Executive Contributions in 2009 ($)(1)	Registrant Contributions in 2009 ($)(2)	Aggregate Earnings in 2009 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2009 ($)
William D.Harvey	$320,775	$23,773	$246,805	$0	$4,383,697
Eliot G. Protsch	$0	$2,471	$206,120	$0	$3,366,314
Patricia L. Kampling	$8,735	$0	$1,745	$0	$10,480
Barbara J. Swan	$0	$0	$108,977	$0	$973,087
Thomas L. Aller	$0	$0	$35,480	$0	$305,448
Dundeana K. Doyle	$0	$0	$36,939	$0	$408,670

(1)	The amounts reported are also reported under the “Salary” or “Non-Equity Incentive Plan Compensation” headings in the Summary Compensation Table for 2009.

(2)	The amounts reported in this column are also reported under the “All Other Compensation” heading in the Summary Compensation Table.

(3)

The following portion of the amount reported in this column, which represents above-market interest on deferred compensation, was reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” heading in the Summary Compensation Table for 2009: Ms. Doyle – $6,832.

We maintain the Alliant Energy Deferred Compensation Plan, or AEDCP, under which participants, including our named executive officers, may defer up to 100% of base salary and annual incentive compensation. Participants who have made the maximum allowed contribution to our 401(k) Savings Plan may receive an additional credit to the AEDCP. The credit made in January 2009 was equal to 50% of (a), minus (b), where:

(a) equals the lesser of (i) 8% of base salary for the Plan Year (except that for the credit to be made in early 2009 based on 2008 compensation, such amount shall be the sum of 6% of base salary for the period Jan. 1 through July 31, 2008 plus 8% of base salary for Aug. 1 through Dec. 31, 2008), or (ii) the sum of the amounts (if any) contributed by the participant to the 401(k) Savings Plan during the applicable year that were eligible for matching contributions under the 401(k) Savings Plan, plus the amounts deferred by the participant during the applicable year under the AEDCP; and

(b) equals the amount of any matching contributions under the 401(k) Savings Plan on behalf of the participant for the applicable year.

The participant may elect to have his or her deferrals credited to an Interest Account, Equity Account or a Company Stock Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50% as established by the Federal Reserve. Deferrals and matching contributions credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. Payments from the AEDCP due to death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Payments from the AEDCP for any reason other than death or retirement are made in a lump sum. Participants are selected by our chief executive officer. Messrs. Harvey, Protsch and Aller, and Mses. Kampling, Swan and Doyle are participants in the AEDCP.

We maintain a frozen legacy deferred compensation plan, the IES Deferred Compensation Plan, in which Ms. Doyle maintains a frozen account. An interest credit is provided for the balance in the account at a rate of 11% for the balance in the account prior to July 1, 1993 and 9% on the remainder of the account. This plan was frozen on April 21, 1998 and no amounts have been deferred to the account since then.

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE IN CONTROL

The following tables describe potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment or change in control of our company. The estimated amount of compensation payable to each of our named executive officers in each situation is listed in the tables below assuming that the termination and/or change in control of our company occurred at Dec. 31, 2009 and that our common stock is valued at $30.26, which was the closing market price for our common stock on Dec. 31, 2009. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

William D. Harvey	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$845,000	$—	$4,943,250	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$5,627	$—	$272,844	$—
Lump Sum SERP	$—	$—	$—	$—	$—	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$505,493	$505,493	$505,493	$505,493	$505,493	$505,493
Unearned Performance Contingent Restricted Stock	$1,747,031	$1,747,031	$1,747,031	$1,747,031	$1,747,031	$1,747,031
Unearned Performance Shares	$1,066,393	$1,066,393	$1,066,393	$1,066,393	$1,066,393	$1,066,393
Outplacement Services	$—	$—	$10,000	$—	$84,500	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Gross Up	n/a	n/a	n/a	n/a	$3,263,654	$—
Life Insurance Proceeds	$2,757,905	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$6,076,822	$3,318,917	$4,179,544	$3,318,917	$11,893,165	$3,318,917

Eliot G. Protsch	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$605,000	$—	$3,267,000	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$8,669	$—	$154,733	$—
Lump Sum SERP	$—	$—	$—	$—	$—	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$315,945	$315,945	$315,945	$315,945	$315,945	$315,945
Unearned Performance Contingent Restricted Stock	$694,951	$694,951	$694,951	$694,951	$694,951	$694,951
Unearned Performance Shares	$471,138	$471,138	$471,138	$471,138	$471,138	$471,138
Outplacement Services	$—	$—	$10,000	$—	$60,500	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Gross Up	n/a	n/a	n/a	n/a	$—	$—
Life Insurance Proceeds	$2,104,720	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$3,586,754	$1,482,034	$2,105,703	$1,482,034	$4,974,267	$1,482,034

Patricia L. Kampling	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$300,000	$—	$990,000	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$8,669	$—	$36,839	$—
Lump Sum SERP	$—	$—	$—	$—	$643,000	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$—	$—	$—	$—	$—	$—
Unearned Performance Contingent Restricted Stock	$174,388	$174,388	$174,388	$174,388	$174,388	$174,388
Unearned Performance Shares	$153,428	$153,428	$153,428	$153,428	$153,428	$153,428
Outplacement Services	$—	$—	$10,000	$—	$30,000	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Cut Back	n/a	n/a	n/a	n/a	$(755,920)	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$327,816	$327,816	$646,485	$327,816	$1,281,735	$327,816

Barbara J. Swan	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$450,000	$—	$2,160,000	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$5,627	$—	$79,491	$—
Lump Sum SERP	$—	$—	$—	$—	$—	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$109,541	$109,541	$109,541	$109,541	$109,541	$109,541
Unearned Performance Contingent Restricted Stock	$425,607	$425,607	$425,607	$425,607	$425,607	$425,607
Unearned Performance Shares	$260,589	$260,589	$260,589	$260,589	$260,589	$260,589
Outplacement Services	$—	$—	$10,000	$—	$45,000	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Gross Up	n/a	n/a	n/a	n/a	$—	$—
Life Insurance Proceeds	$536,306	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$1,332,043	$795,737	$1,261,364	$795,737	$3,090,228	$795,737

Thomas L. Aller	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$267,500	$—	$775,750	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$5,627	$—	$28,026	$—
Lump Sum SERP	$—	$—	$—	$—	$—	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$—	$—	$—	$—	$—	$—
Unearned Performance Contingent Restricted Stock	$154,901	$154,901	$154,901	$154,901	$154,901	$154,901
Unearned Performance Shares	$94,522	$94,522	$94,522	$94,522	$94,522	$94,522
Outplacement Services	$—	$—	$10,000	$—	$26,750	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Cut Back	n/a	n/a	n/a	n/a	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$249,423	$249,423	$532,550	$249,423	$1,089,949	$249,423

Dundeana K. Doyle	Death	Disability	Involuntary Termination Without Cause	Retirement	Change In Control and Termination Without Cause or for Good Reason	Change In Control Without Termination
Triggered Payouts
Cash Termination Payment	$—	$—	$267,000	$—	$774,300	$—
Life, Medical, Dental Insurance Continuation	$—	$—	$8,669	$—	$55,409	$—
Lump Sum SERP	$—	$—	$—	$—	$895,000	$—
Unvested Stock Options	$—	$—	$—	$—	$—	$—
Unvested Restricted Stock	$—	$—	$—	$—	$—	$—
Unearned Performance Contingent Restricted Stock	$135,837	$135,837	$135,837	$135,837	$135,837	$135,837
Unearned Performance Shares	$92,253	$92,253	$92,253	$92,253	$92,253	$92,253
Outplacement Services	$—	$—	$10,000	$—	$26,700	$—
Tax Preparation Assistance	$—	$—	$—	$—	$—	$—
Legal and Accounting Advisor Services	$—	$—	$—	$—	$10,000	$—
Excise Tax Cut Back	n/a	n/a	n/a	n/a	$(186,030)	$—
Life Insurance Proceeds	$365,331	$—	$—	$—	$—	$—
Total Pre-tax Benefit	$593,421	$228,090	$513,759	$228,090	$1,803,469	$228,090

Change in Control Agreements

We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including our named executive officers, and certain of our key employees. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (in the case of Mr. Harvey, Mr. Protsch and Ms. Swan) or two years (in the case of Mr. Aller and Mses. Kampling and Doyle) after a change in control of our company (as defined below), the officer’s employment is ended through (a) termination by us, other than by reason of death or disability or for cause (as defined below) or (b) termination by the officer for good reason (as defined below).

The KEESAs provide the following benefits, each of which are reflected in the tables above assuming the maximum potential amounts payable pursuant to the terms of the KEESAs:

•	reimbursement for up to 10% of the officer’s annual base salary for outplacement services;

•

continuation of life, hospital, medical and dental insurance coverage for up to three years (in the case of Mr. Harvey, Mr. Protsch and Ms. Swan) or two years (in the case of Mr. Aller or Mses. Kampling and Doyle);

•

full vesting of the officer’s accrued benefit under any supplemental retirement plan, or SERP, and in any defined contribution retirement plan and deemed satisfaction of any minimum years of service requirement under the SERP (the amounts shown in the tables above assume a lump sum form of payment under the SERP using the 2009 lump sum interest rate of 3.26% and a single life annuity or lump sum payment under our qualified Cash Balance Pension Plan and nonqualified Unfunded Excess Plan), provided that the SERP benefit will not be received until the executive officer reaches age 55;

•	full vesting of any time-based restricted stock and stock options;

•	payment at target of all performance plan awards pursuant to any long-term incentive plan on a pro rata basis unless the award cycle has been in effect less than six months;

•

a cash termination payment of up to three times (in the case of Mr. Harvey, Mr. Protsch and Ms. Swan) or two times (in the case of Mr. Aller and Mses. Kampling and Doyle) the sum of the officer’s annual base salary and the greater of the officer’s target bonus for the year in which the termination date occurs or the officer’s bonus in the year prior to the change in control which is immediately payable up to $460,000 (the limit provided in Section 409A of the Internal Revenue Code), with any amounts over $460,000 payable in six months after the termination date; and

•	reimbursement for up to $10,000 in legal or accounting advisor fees.

In addition, the KEESAs for Mr. Harvey, Mr. Protsch and Ms. Swan provide that if the aggregate payments under the KEESA or otherwise are an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the officer the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment. In determining the amount of the excise tax gross-up included in the tables above, we made the following material assumptions: a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 7.75% state income tax rate for Mr. Harvey and Ms. Swan and a 8.98% state income tax rate for Mr. Protsch; the calculation also assumes that we would pay 18 months of COBRA coverage, the performance period for outstanding performance contingent restricted stock would be two years and that we can prove that the awards of performance contingent restricted stock and performance shares in 2009 were not made in connection with or contemplation of a change of control of our company. Furthermore, it was assumed that no value will be attributed to reasonable compensation under any non-competition agreement. At the time of any change in control, a value may be so attributed, which would result in a reduction of amounts subject to the excise tax. The KEESAs for Mr. Aller and Mses. Kampling and Doyle provide that if the aggregate payments under the KEESA or otherwise are an “excess parachute payment,” then the payments will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which the officer could receive without becoming subject to the 20% excise tax or which we may pay without loss of deduction under the Internal Revenue Code. For Mr. Aller and Mses. Kampling and Doyle, the potential payment and benefit amounts shown in the tables above reflect this cutback provision from their KEESAs.

In consideration of the KEESA benefits, the executive officer agrees not to compete with us for a period of one year after the executive officer leaves us and to keep in confidence any proprietary information or confidential information for a period of five years after the executive officer leaves us. Both of these conditions can be waived in writing by our Board of Directors.

Under the KEESAs, a “change in control” is deemed to have occurred if:

•	any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power;

•	there is a change in the composition of our Board of Directors that is not approved by at least two-thirds of the existing directors;

•

our shareowners approve a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) in which our shareowners control less than 50% of combined voting power after the merger, consolidation or share exchange;

•	our shareowners approve of a plan of complete liquidation or dissolution or an agreement for the sale or disposition by us of all or substantially all of our assets.

Under the KEESAs, the term “cause” means:

•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony that substantially impairs the officer’s ability to perform duties or responsibilities; or

•	continuing willful and unreasonable refusal by an officer to perform duties or responsibilities.

Under the KEESAs, the term “good reason” means:

•	a material breach of the agreement by us;

•	a material diminution in the officer’s base compensation;

•	a material diminution in the officer’s authority, duties, or responsibilities, including a material diminution in the budget over which he or she retains authority; or

•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom the officer is required to report, including a requirement that he or she report to a corporate officer or employee instead of reporting directly to the board of directors.

Stock Option Agreements

The agreements under which we have awarded stock options to our executive officers provide that:

•	if the officer’s employment is terminated by reason of death or disability, then the options will immediately vest and remain exercisable for twelve months after such termination;

•

if the officer’s employment is terminated by reason of retirement after satisfying the minimum requirements for early retirement under the Alliant Energy Cash Balance Pension Plan, then the options will immediately vest and may be exercised for three years after such termination; and

•

upon a change in control of our company, which is defined in the same manner as under the KEESAs except that the trigger for a merger consolidation or share exchange will only be triggered upon consummation of such a transaction, the options will immediately vest and become exercisable.

The tables above include the amounts by which the closing price of our common stock on Dec. 31, 2009 exceeds the exercise price for unvested options held by our named executive officers.

Restricted Stock Agreements

The agreements under which we have awarded restricted stock to our executive officers provide that the forfeiture restrictions on such restricted stock will immediately lapse upon:

•	a change in control of our company, which is defined in the same manner as under the KEESAs;

•	the termination of the officer’s employment by reason of death or disability; and

•	the termination of the officer’s employment without cause, which is defined in the same manner as under the KEESAs.

The tables above include the amounts attributable to unvested restricted stock held by our named executive officers valued at the closing price of our common stock on Dec. 31, 2009.

Performance Contingent Restricted Stock Agreements and Performance Share Agreements

The agreements under which we have awarded performance contingent restricted stock and performance shares to our executive officers provide that:

•

if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of death, disability, involuntary termination without cause (which means the admission by or conviction of the officer of an act of fraud, embezzlement, theft, or other criminal act constituting a felony involving moral turpitude) or retirement (which means after the officer has reached age 55 with 10 years of service), then the officer will be entitled to a prorated number of shares based on the ratio of the number of months the officer was employed during the performance period to the total number of months in the performance period; and

•

if a change in control of our company, which is defined in the same manner as under the KEESAs except that the trigger for a merger consolidation or share exchange will only be triggered upon consummation of such a transaction, at least 180 days after the date of the award, then the officer will be entitled to a prorated number of shares based on the ratio of the number of months the officer was employed during the performance period up to the change in control to 36 (unless, in the case of performance contingent restricted stock awards, the performance period was already into its fourth year, in which case the denominator would be 48).

The tables above include the amounts attributable to the pro rata shares that would be received by our named executive officers valued at the closing price of our common stock on Dec. 31, 2009 assuming, in the case of a termination by reason of death, disability, involuntary termination without cause or retirement, that the applicable performance contingency was satisfied.

Executive Severance Plan

We also maintain a general executive severance plan for our executive officers and general managers that applies when the officer’s or manager’s position is eliminated or significantly altered by us. The plan provides for a minimum level of severance pay equal to one times base salary, except that any amount over the Internal Revenue Code Section 409A limit (currently about $460,000) will be delayed for six months, payment of prorated incentive compensation as within the discretion of the chief executive officer, up to 18 months of COBRA coverage, six months of which are paid by us, outplacement services and/or tuition reimbursement of up to $10,000, and access to our employee assistance program. Eligibility for benefits under this plan is conditioned upon the executive executing a severance agreement and release form. All executive officer severance packages are approved by the Compensation and Personnel Committee.

Life Insurance Proceeds

The amounts shown in the tables above reflect proceeds to be paid to the executive officer’s beneficiaries pursuant to life insurance policies we offer that are not otherwise available to all employees (i.e., split dollar and/or reverse split dollar policies, as applicable).

Pension Plans

The tables above do not include any amounts for the Alliant Energy Cash Balance Pension Plan or the unfunded Excess Retirement Plan because those plans are not impacted by the nature of the termination of employment nor whether or not there has been a change in control of our company. The tables above also do not include any amounts for the Supplemental Retirement Plan other than in the event of a termination after a change in control because that plan is not impacted by the nature of the termination of employment unless there has been a change in control of our company, in which case the benefits under the Supplemental Retirement Plan may be enhanced under the KEESA as described above under “Change in Control Agreements.”

Compensation Committee Risk Assessment

In December 2009 and February 2010, the Compensation and Personnel Committee undertook an assessment of our general compensation policies and practices for all employees, including our non-regulated businesses, to evaluate whether risks arising from these policies and practices were reasonably likely to have a material adverse effect on us. The Committee did not recommend or implement any material changes in 2010 as a result of its assessment, but has identified or implemented the following features of our policies and practices that it believes serve to mitigate any risks arising from our compensation policies and practices, including the following:

•	Use of a mix of short-term and long-term incentive awards to provide an appropriate balance of short and long-term risk and reward horizons;

•	Use of a variety of performance metrics for incentive awards to avoid excessive focus on a single measure of performance;

•	Caps on incentive awards to reduce incentives to take short-term or inappropriately risky measures to increase payouts in any given year;

•	Review of our compensation programs for reasonableness by our state utility commissions mitigates risk;

•	Claw-back policies that provide us with the ability to recoup short-term and long-term incentive awards under appropriate circumstances; and

•	Stock ownership requirements for certain executives, including our named executive officers, which we believe help to focus our executives on long-term stock price appreciation and sustainability.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to, or earned by, our non-employee directors during 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael L. Bennett	$153,500	$12,462	$165,962
Darryl B. Hazel	$152,500	$0	$152,500
James A. Leach	$145,000	$0	$145,000
Singleton B. McAllister	$125,000	$18,725	$143,725
Ann K. Newhall	$130,000	$12,920	$142,920
Dean C. Oestreich	$130,000	$945	$130,945
David A. Perdue	$128,500	$21,892	$150,392
Judith D. Pyle	$125,000	$5,547	$130,547
Carol P. Sanders	$151,200	$0	$151,200

(1)

Directors who also are employees, such as Mr. Harvey, receive no additional compensation for their service on our Board of Directors and are not included in this table. The compensation received by Mr. Harvey as our employee during and for 2009 is shown in the Summary Compensation Table. Mr. Leach resigned from the Board of Directors on June 26, 2009.

(2)

The amounts shown in this column include the following aggregate dollar amounts deferred and the equivalent number of shares of common stock acquired by each of the following directors in our Alliant Energy Deferred Compensation Plan Stock Account: Mr. Bennett $92,100 or 3,138 shares; Ms. Newhall $65,000 or 2,463 shares; Mr. Oestreich $65,000 or 2,463 shares; Mr. Perdue $64,250 or 2,189 shares; and Ms. Sanders $75,950 or 2,848 shares.

(3)

The amounts in this column reflect the sum of amounts attributable to directors for director life insurance premiums, director charitable award premiums and other miscellaneous compensation attributable to the directors as set forth below:

Name	Charitable Award Premium Paid	All Other Compensation Paid	Total
Michael L. Bennett	$12,462	$0	$12,462
Darryl B. Hazel	$0	$0	$0
James A. Leach	$0	$0	$0
Singleton B. McAllister	$17,555	$1,170	$18,725
Ann K. Newhall	$12,462	$458	$12,920
Dean C. Oestreich	$0	$945	$945
David A. Perdue	$21,892	$0	$21,892
Judith D. Pyle	$5,437	$110	$5,547
Carol P. Sanders	$0	$0	$0

Retainer Fees — In 2009, all non-employee directors, each of whom served on the Boards of the Company, IPL and WPL, received an annual retainer for service on all Boards consisting of $125,000 in cash. Also in 2009, the Chairperson of the Audit Committee received an additional $13,500 cash retainer and the Chairpersons of the Compensation and Personnel, Nominating and Governance, and Environmental, Nuclear, Health, and Safety Committees received an additional $5,000 cash retainer; other members of the Audit Committee received an additional $3,500 cash retainer; and the Lead Independent Director received an additional $20,000 cash retainer.

Meeting Fees — A Special Litigation Committee of our Board was created on Dec. 11, 2008 for which the independent members of our Board set compensation at $2,000 per committee meeting in addition to the payment of all necessary and reasonable expenses. In 2009, the Special Litigation Committee, that included at various times Messrs. Hazel, Leach and Ms. Sanders, met a total of 12 times. Other than the Special Litigation Committee, directors do not receive any additional compensation for attendance at Board or Committee meetings.

Effective for 2010, our Board of Directors adopted the recommendations of the Compensation and Personnel Committee and Nominating and Governance Committee to increase the annual retainer fee for all non-employee directors to $145,000. In doing so, the Board of Directors, through its Compensation and Personnel Committee and Nominating and Governance Committee, expressed a philosophy to set appropriate levels of compensation for directors that will ensure we attract and retain highly qualified individuals. All other committee retainers and meeting fees will remain the same as in 2009. The Chairperson of the Audit Committee will receive an additional $13,500 cash retainer and the Chairpersons of the Compensation and Personnel, Nominating and Governance, and Environmental, Nuclear, Health, and Safety Committees will receive an additional $5,000 cash retainer; other members of the Audit Committee receive an additional $3,500 cash retainer; and the Lead Independent Director receives an additional $20,000 cash retainer.

Other — Pursuant to our directors’ expense reimbursement policy, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their responsibilities for us. Committees are provided the opportunity to retain outside independent advisors, as needed. We also extend coverage to directors under our travel accident and directors’ and officers’ indemnity insurance policies.

Receipt of Fees in Stock — For fees paid in 2009, each director was encouraged to voluntarily elect to use not less than 50% of his or her cash retainer to purchase shares of our common stock pursuant to our Shareowner Direct Plan or to defer such amount through the Company Stock Account in the Alliant Energy Deferred Compensation Plan. Our 2002 Equity Incentive Plan was amended in 2006 to provide that, in the discretion of and subject to restrictions imposed by the Compensation and Personnel Committee, a non-employee director may elect to receive, or the Compensation and Personnel Committee may require that a non-employee director will be paid, all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of shares of common stock under the Plan. For fees paid in 2010, the Compensation and Personnel Committee and the Nominating and Governance Committee again recommended that each non-employee director voluntarily elect to receive a portion of his or her cash retainer to purchase shares of our common stock. Under our proposed 2010 Omnibus Incentive Plan, in the discretion of and subject to restrictions imposed by the Compensation and Personnel Committee, a non-employee director may elect to receive, or the Compensation and Personnel Committee may require that a non-employee director will be paid, all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of shares of common stock under that Plan.

Share Ownership Guidelines — Pursuant to our Articles of Incorporation, directors are required to be shareowners. In 2008, upon the recommendation of the Compensation and Personnel and Nominating and Governance Committees, our Board amended the target share ownership level to be the number of shares equal to the value of two times the annual retainer amount received by each of the non-employee directors. The achievement of this ownership level is to be accomplished by each director within five years of joining the Board or as soon thereafter as practicable. Shares held by directors in the Shareowner Direct Plan and the Deferred Compensation Plan are included in the target goal. As of February 26, 2010, all non-management directors, with the exception of Mr. Hazel, who joined the Board in 2006, had met the target ownership level. We will continue to monitor the status of achievement of the target ownership levels and review them with the Board of Directors.

Alliant Energy Deferred Compensation Plan — Under our Alliant Energy Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee. Amounts deposited to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50% as established by the Federal Reserve. Amounts deposited to the Equity Account are treated as invested in an S&P 500 index fund. Amounts deposited to a Company Stock Account are treated as though invested in our common stock and will be credited with dividend equivalents, which will be treated as if reinvested. The director may elect that the Deferred Compensation Account be paid in a lump sum or in annual installments for up to 10 years beginning in the year of or one, two or three tax years after retirement or resignation from the Board.

Directors’ Charitable Award Program — We maintain a Director’s Charitable Award Program applicable to certain members of our Board of Directors beginning after three years of service. The Board has terminated this Program for all directors who joined the Board after Jan. 1, 2005. The participants in this Program currently are Mr. Bennett, Ms. McAllister, Ms. Newhall, Mr. Perdue and Ms. Pyle. The purpose of the Program is to recognize our directors’ interest in supporting worthy charitable institutions. Under the Program, when a director dies, we will donate a total of $500,000 to one qualified charitable organization or divide that amount among a maximum of five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the Program. We take all deductions for charitable contributions, and we fund the donations through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of our cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to us. The cost to us of the Program for the individual directors in 2009 is included in the Director Compensation table above.

Directors’ Life Insurance Program — We maintain a split-dollar Directors’ Life Insurance Program for non-employee directors. In November 2003, the Board of Directors terminated this insurance benefit for any director not already having the required vesting period of three years of service and for all new directors. The only active director participant in this program is Ms. Pyle. The Program provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Program is structured to pay a portion of the total death benefit to us to reimburse us for all costs of the Program, including a return on its funds. The Program, over its life, will not result in any material cost to us. During 2009, there was no cost incurred under the program for current directors.

Alliant Energy Matching Gift Program — Directors are eligible to participate in the Alliant Energy Foundation, Inc. matching gift program, which is generally available to all employees and retirees. Under this program, the foundation matches 100% of charitable donations over $25 to eligible charities up to a maximum of $10,000 per year for each individual. These limits apply to active employees, retirees and directors.

REPORT OF THE AUDIT COMMITTEE

To Our Shareowners:

The Audit Committee of our Board of Directors is composed of four directors, each of whom is independent under the NYSE listing standards and SEC rules. The Committee operates under a written charter adopted by the Board of Directors.

Our management is responsible for our internal controls and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America and on our internal controls over financial reporting. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board, as amended, SEC regulations and NYSE requirements.

Our independent registered public accounting firm has provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee discussed with the independent registered public accounting firm its independence.

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services after the Committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the Committee’s authority to management. In the event the need for specific services arises between Committee meetings, the Committee has delegated to the Chairperson of the Committee authority to approve permitted services provided that the Chairperson reports any decisions to the Committee at its next scheduled meeting. In accordance with the policy, the Committee pre-approved all audit, audit-related, tax and other permitted services performed by Deloitte & Touche LLP and its affiliates and related entities in 2009.

The fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of our Company and our subsidiaries for 2008 and 2009 were as follows:

	2008	2009
Audit Fees	$2,712,000	$2,412,000
Audit-Related Fees	532,000	336,000
Tax Fees	33,000	1,387,000
All Other Fees	23,000	16,000

Audit Fees consisted of the fees billed for the audits of (i) the consolidated financial statements of our Company and our subsidiaries and (ii) the effectiveness of internal controls over financial reporting; and for (iii) reviews of financial statements included in Form 10-Q filings; and (iv) services normally provided in connection with statutory and regulatory filings such as financing transactions.

Audit-Related Fees consisted of the fees billed for services rendered related to employee benefits plan audits and attest services not required by statute or regulations for 2009 and 2008. Audit-related fees for 2008 also consisted of the fees billed for services rendered related to IPL’s electric transmission assets sale agreement.

Tax Fees consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the tax professional staff of affiliates of the independent registered public accounting firm, except those rendered in connection with the audit.

All Other Fees consisted of seminars, license fees for accounting research software products and education programs.

The Audit Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining independence of the independent registered public accounting firm.

The Committee discussed with our internal auditor and independent registered public accounting firm the overall scopes and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls and overall quality of our financial reporting.

Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended Dec. 31, 2009 for filing with the SEC.

AUDIT COMMITTEE

Carol P. Sanders (Chairperson)

Michael L. Bennett

Darryl B. Hazel

David A. Perdue

PROPOSAL FOR THE APPROVAL

OF THE

ALLIANT ENERGY CORPORATION 2010 OMNIBUS INCENTIVE PLAN

Summary of Proposal

General. Our Board of Directors is seeking approval from our shareowners of the Alliant Energy Corporation 2010 Omnibus Incentive Plan (“2010 Plan”), including the authority to issue 4,500,000 shares of our common stock under the 2010 Plan, as such number may be adjusted. We currently have one incentive plan in effect, the Alliant Energy Corporation 2002 Equity Incentive Plan, as amended and restated (“2002 Plan”). The two complementary goals of the 2010 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants or other independent contractors to our Company and to increase shareowner value. Through the approval of the 2010 Plan, the Board seeks to provide a direct link between shareowner value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock and other incentive compensation awards that are based on our financial performance and individual performance.

In addition to these important goals, the 2010 Plan is being proposed to achieve the following improvements and objectives:

•	Compliance with current statutes and regulations;

•	Improvement of administrative efficiency and flexibility;

•	Consideration of shareowner advisory group policies; and

•	Authorization of shares to continue to meet our compensation goals for future years.

All awards granted under the 2002 Plan that are still outstanding upon the approval of the 2010 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the 2002 Plan. As of March 18, 2010, there were 300,848 shares subject to outstanding options and 387,959 shares subject to unvested restricted stock awards granted under the 2002 Plan. Our Amended and Restated Certificate of Incorporation authorizes the issuance of 240,000,000 shares of common stock, and as of March 18, 2010, there were 110,767,976 shares of common stock issued and outstanding. The market value of one share of common stock as of the close of market on March 18, 2010 was $            .

The 2002 Plan first became effective upon its approval by our shareowners on May 18, 2002 and was amended and restated on May 12, 2006. As of March 18, 2010, 2,361,773 shares remain available for additional grants under the 2002 Plan. Upon our shareowners’ approval of the 2010 Plan, the 2002 Plan will terminate, no new awards will be granted under the 2002 Plan and all shares that have not been granted under the 2002 Plan will no longer be issued.

The following is a summary of the material provisions of the 2010 Plan. A copy of the 2010 Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2010 Plan and the text of the 2010 Plan shall control if there is any inconsistency between this summary and the 2010 Plan text.

Administration and Eligibility. The 2010 Plan will be administered by the Compensation and Personnel Committee (the “Committee”) of Alliant Energy Corporation (the “Company”), which will have the authority to interpret the provisions of the 2010 Plan; make, change and rescind rules and regulations relating to the 2010 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the 2010 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The Company currently has eight non-employee directors.

Types of Awards. Awards under the 2010 Plan may consist of incentive awards, stock options, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the Committee. If the 2010 Plan is approved, then the Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that the awards will avoid a plan failure as described in Section 409A(1). The Committee’s authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(2).

Shares Reserved under the 2010 Plan. The 2010 Plan provides that an aggregate of 4,500,000 shares of common stock are reserved for issuance under the 2010 Plan, subject to adjustment as described below. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, with respect to which such award is granted.

In general, (a) if an award granted under the 2010 Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, then such shares may again be used for new awards under the 2010 Plan. Shares that are purchased by the Company using proceeds from option exercises, shares tendered or withheld in payment of the exercise price of options and shares tendered or withheld to satisfy federal, state or local tax withholding obligations may never be made available for issuance under the 2010 Plan.

No participant may be granted awards under the 2010 Plan that could result in such participant:

•	receiving options for more than 350,000 shares of common stock during any fiscal year of the Company;

•	receiving awards of restricted stock and/or restricted stock units relating to more than 250,000 shares of common stock during any fiscal year of the Company;

•

receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of common stock, payment of more than 500,000 shares of common stock in respect of any period of two consecutive fiscal years of the Company, or for more than 750,000 shares of common stock in respect of any period of three consecutive fiscal years of the Company;

•	receiving, with respect to an annual incentive award in respect of any single fiscal year of the Company, a cash payment of more than $3,000,000;

•

receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of common stock, a cash payment of more than $12,000,000 in respect of any period of two consecutive fiscal years of the Company or of more than $18,000,000 in respect of any period of three consecutive fiscal years of the Company; or

•	receiving other stock-based awards relating to more than 250,000 shares of common stock during any fiscal year of the Company.

Each of these limitations is subject to adjustment as described below.

Options. If the 2010 Plan is approved, then the Committee will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the Committee will determine. The Committee will also determine the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee will fix the option price per share of common stock, which may never be less than the fair market value of a share of common stock on the date of grant. The Committee will determine the expiration date of each option except that the expiration date may not be later than ten years after the date of grant. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to an outstanding stock option award.

Performance and Stock Awards. If the 2010 Plan is approved, then the Committee will have the authority to grant awards of shares of common stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit means the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance shares means the right to receive shares of common stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

The Committee will determine all terms and conditions of the awards including (i) the number of shares of common stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (v) with respect to performance shares, performance units and restricted stock units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two. If the Committee determines that restricted stock will vest solely upon the participant remaining in service at the Company for a specified period of time, the 2010 Plan provides that the restricted stock may not completely vest until the end of three years. The restricted stock may vest, pro rata, during the three years (except in the event of death, disability, retirement or a change in control of the Company). Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unearned shares of common stock under a performance share, performance unit or restricted stock unit award.

For purposes of the 2010 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareowner equity; total shareowner return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; and internal revenue growth. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Internal Revenue Code Section 162(m), the Committee may establish other performance goals not listed in the 2010 Plan.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Internal Revenue Code Section 162(m), will exclude the effects of the following, if the amount is over $4,000,000 on a pre-tax basis and is not considered in the annual budget approved by the Board of Directors: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report.

Other Stock-Based Awards. If the 2010 Plan is approved, then the Committee will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of common stock from the Company. The Committee will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of common stock on the date of the award.

Incentive Awards. If the 2010 Plan is approved, then the Committee will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may specify that performance goals subject to an award are deemed achieved upon a participant’s death, disability or change in control of the Company, or, in the case of awards that the Committee determines will not be considered performance-based compensation under Internal Revenue Code Section 162(m), retirement or such other circumstances as the Committee may specify. The performance period for an incentive award must relate to a period of at least one of the Company’s fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of the Company’s fiscal years, except in each case, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of common stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Amendment of Minimum Vesting and Performance Periods. Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the 2010 Plan, the 2010 Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant’s hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant’s death, disability or retirement or a change in control of the Company. In the event of a change in control of the Company, the Committee may make a change only for participants who leave the Company for good reason or when the Company terminates the participant for reasons other than cause. Under the 2010 Plan, a “change in control” is generally deemed to have occurred if:

•	any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power;

•	there is a change in the composition of the majority of our Board of Directors that is not approved by at least two-thirds of the existing directors;

•

we consummate a merger, consolidation or share exchange with any other corporation (or issue voting securities in connection with a merger, consolidation or share exchange) in which our shareowners control less than 50% of the combined voting power after the merger, consolidation or share exchange;

•

our shareowners approve, and we complete, a plan of complete liquidation or dissolution or the sale or disposition by us of all or substantially all of our assets (other than certain sales or dispositions to affiliates).

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Adjustments. If (i) the Company is involved in a merger or other transaction in which shares of common stock are changed or exchanged, (ii) the Company subdivides or combines shares of common stock or declares a dividend payable in shares of common stock, other securities or other property, (iii) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur, which in the case of this clause (iv), that in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2010 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of common stock subject to the 2010 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2010 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan. Unless earlier terminated by the Board of Directors, the 2010 Plan will remain in effect until the earlier of (i) the date that is ten years from the date the plan is approved by the Company’s shareowners, which is the effective date for the 2010 Plan, or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment. The Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the 2010 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the 2010 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•

shareowners must approve any amendment to the 2010 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Internal Revenue Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

•

shareowners must approve any amendment to the 2010 Plan that materially increases the number of shares of common stock reserved under the 2010 Plan or the limitations stated in the 2010 Plan on the number of shares of common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options.

The Committee may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Committee and the award holder, so long as any such action does not increase the number of shares of common stock issuable under the 2010 Plan. The Committee need not obtain the award holder’s consent for any such action that is permitted by the adjustment provisions of the 2010 Plan or for any such action: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the common stock is then traded; (ii) to the extent the Committee deems such action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder. The 2010 Plan also provides that the Committee shall have the authority to modify or amend any award granted under the 2002 Plan to waive restrictions or conditions applicable to any such award or to include award terms consistent with the permitted terms of awards granted under the 2010 Plan, except that the Committee is prohibited from repricing awards as discussed below.

The authority of the Board and the Committee to terminate or modify the 2010 Plan or awards will extend beyond the termination date of the 2010 Plan. In addition, termination of the 2010 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2010 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the 2010 Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option after the date of grant, cancel an outstanding stock option in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option to the Company as consideration for the grant of a new stock option with a lower exercise price.

Certain U.S. Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the 2010 Plan under current tax law.

Tax Consequences of Stock Options. The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares. The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding. In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of common stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Committee, shares of common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of common stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A. If an award under the 2010 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment. Notwithstanding any provision of the 2010 Plan, the Company does not guarantee that (i) any award intended to be exempt from Internal Revenue Code Section 409A is so exempt, (ii) any award intended to comply with Internal Revenue Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Internal Revenue Code Section 162(m) limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Internal Revenue Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The 2010 Plan is designed so that awards granted to the covered individuals may meet the Internal Revenue Code Section 162(m) requirements for performance-based compensation.

New Plan Benefits. The Company cannot currently determine the awards that may be granted under the 2010 Plan in the future to the executive officers named in this Proxy Statement, other officers, non-employee directors or other persons. The Committee will make such determinations from time to time.

Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans as of Dec. 31, 2009.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareowners	783,289	(a)	$27.95	2,465,034	(b)
Equity compensation plans not approved by shareowners(c)	N/A		N/A	N/A	(d)

	783,289		$27.95	2,465,034

(a)

Represents performance shares and options to purchase shares of our common stock granted under the Alliant Energy Long-Term Equity Incentive Plan, as amended, and the 2002 Plan. The performance shares may be paid out in shares of our common stock, cash, or a combination of cash and stock and are adjusted by a performance multiplier, which ranges from zero to 200%, based on the performance criteria. The performance shares included in column (A) of the table reflect an assumed payout in the form of our common stock at a performance multiplier of 200%.

(b)

Represents the number of shares that remain available for additional grants under the 2002 Plan as of Dec. 31, 2009. Excludes 351,356 shares of non-vested restricted common stock previously issued and outstanding under the 2002 Plan at Dec. 31, 2009. All of the available shares under the 2002 Plan may be issued upon the exercise of stock options or may be issued as awards in the form of stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Upon our shareowners’ approval of the 2010 Plan, the 2002 Plan will terminate, no new awards will be granted under the 2002 Plan and these shares will not be issued.

(c)	As of Dec. 31, 2009, there were 262,161 shares of our common stock outstanding under the AEDCP.

(d)	There is no limit on the number of shares of our common stock that may be held under the AEDCP.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for approval of the 2010 Plan. Consequently, broker non-votes will have no impact on the approval of the 2010 Plan, but abstentions will act as a vote against approval of the 2010 Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal. In the event that the 2010 Plan is not approved by our shareowners at the Annual Meeting, the prior plan will remain in full force and effect.

Our Board of Directors recommends each shareowner vote “FOR” the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such adoption.

PROPOSAL FOR THE RATIFICATION OF THE APPOINTMENT

OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending Dec. 31, 2010, as well as to report as to the effectiveness of internal controls over financial reporting of the Company and its subsidiaries as of Dec. 31, 2010, and is requesting that its shareowners ratify such appointment.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2008 and 2009, is set forth in the “Report of the Audit Committee.”

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (assuming a quorum is present) is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. For purposes of determining the vote required for this proposal, abstentions and broker non-votes will have no impact on the vote. The votes represented by proxies will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. If the appointment is not ratified by a majority of the votes cast, the failure by the shareowners to ratify will be considered by the Audit Committee as an indication that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the shareowners ratify the appointment, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

The Board of Directors recommends that shareowners vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers to file reports of ownership and changes in ownership of the Company’s common stock and subsidiary preferred stock with the SEC and furnish copies of those reports to us. As a matter of practice, the Company’s Shareowner Services Department assists the Company’s directors and executive officers in the preparation of initial reports of ownership and reports of changes in ownership and files those reports with the SEC on their behalf. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all reporting persons of the Company satisfied the filing requirements in 2009.

We will furnish to any shareowner, without charge, a copy of our Annual Report on Form 10-K for the year ended Dec. 31, 2009. You may obtain a copy of the Form 10-K by writing Alliant Energy Shareowner Services at 4902 North Biltmore Lane, P.O. Box 14720, Madison, WI 53708-0720 or via email at shareownerservices@alliantenergy.com.

By Order of the Board of Directors,

F. J. Buri

Corporate Secretary &

Assistant General Counsel

Appendix A

ALLIANT ENERGY CORPORATION

2010 OMNIBUS INCENTIVE PLAN

1.	Purposes, History and Effective Date.

(a) Purpose. The Alliant Energy Corporation 2010 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareowner value. The Plan will provide participants incentives to increase shareowner value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the Alliant Energy Corporation 2002 Equity Incentive Plan, which was originally effective May 18, 2002. Upon shareowner approval of this Plan, the Prior Plan will terminate and no new awards will be granted under the Prior Plan, although awards granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan subject to Section 6(c) of this Plan. Upon shareowner approval of this Plan, all shares that have not been granted under the Prior Plan will no longer be issued.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

2.	Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(b) “Award” means a grant of Options, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, but is not limited to, (1) embezzlement of funds of the Company or an Affiliate, (2) fraud, (3) the engaging by the Participant in conduct not taken in good faith which has caused demonstrable financial or reputational harm to the Company, (4) commission of a felony which impairs the Participant’s ability to perform the Participant’s duties and responsibilities and (5) continuing willful and unreasonable refusal by the Participant to perform Participant’s duties or responsibilities. The Committee, by a majority vote, shall make the determination of whether Cause exists.

(e) A “Change in Control of the Company” shall be determined with reference to Alliant Energy Corporation as the Company, as more fully set forth below, and shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred, and such an event is a change in ownership of effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5):

(i) any Person (other than (A) the Company or any subsidiary of the Company (each a “Subsidiary”), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the date of an Award, constituted the Board and (B) any new director

(other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of an Award, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any Subsidiary) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareowners of the Company at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(iii) the Company after the date of an Award, consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareowners of the Company approve, and the Company completes, a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control of the Company” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g) “Committee” means the Compensation and Personnel Committee of the Board (or a successor committee with the same or similar authority).

(h) “Company” means Alliant Energy Corporation, a Wisconsin corporation, or any successor thereto.

(i) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(j) “Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan if and only if the condition is also a disability pursuant to Treasury Regulations section 1.409A-3(i)(4).

(k) “Effective Date” means the date the Company’s shareowners approve this Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(n) “Good Reason” for termination of employment shall mean that an applicable event occurs and the Participant provides notice to the Company of the existence of the event within 90 days of the initial existence of the event and the Company fails to cure the event within 30 days of such notice. The applicable events are any one or more of the following:

(i) a material diminution in the Participant’s base compensation;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities, including a material diminution in the budget over which the Participant retains authority; or

(iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the board of directors or a corporation (or similar governing body with respect to an entity other than a corporation).

(o) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(p) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(q) “Participant” means an individual selected by the Committee to receive an Award.

(r) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareowner equity; total shareowner return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; and internal revenue growth. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $4,000,000 on a pre-tax basis and is not considered in the annual budget approved by the Board of Directors: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a asset; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. In addition, in the case of Awards that the Committee determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(s) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(t) “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(u) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(v) “Plan” means this Alliant Energy Corporation 2010 Omnibus Incentive Plan, as may be amended from time to time.

(w) “Prior Plan” means the Alliant Energy Corporation 2002 Equity Incentive Plan, as amended and restated.

(x) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(y) “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(z) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(aa) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the Common Stock of the Company, $.01 par value.

(dd) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.	Types of Awards.

Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 4,500,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option; and (iii) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c) No Addition of Shares from Predecessor Plans. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will not be available for the purpose of granting Awards under this Plan. Any such Shares will not be available for future awards under the terms of the Prior Plan.

(d) Participant Limitations. Subject to adjustment as provided in Section 16, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for more than 350,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 250,000 Shares during any fiscal year of the Company;

(iii) receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 500,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 750,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv) receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment of more than $3,000,000;

(v) receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $12,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $18,000,000 in respect of any period of three consecutive fiscal years of the Company; or

(vi) receiving other Stock-based Awards pursuant to Section 12 relating to more than 250,000 Shares during any fiscal year of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.	Options.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.	Performance and Stock Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares. Notwithstanding the foregoing, in the case of an Award of Restricted Stock or Restricted Stock Units granted that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, Disability, retirement or a Change of Control.

9.	Annual Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or a Change in Control of the Company (subject to Section 12) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

10.	Long-Term Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or a Change in Control of the Company (subject to Section 12) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

11.	Other Stock-Based Awards.

Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of Fair Market Value on the grant date of the Award.

12.	Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability or retirement (as defined by the Committee) or a Change in Control of the Company. In the event of a Change in Control of the Company, such change may be made only for Participants who leave the Company for Good Reason or whom the Company terminates for reasons other than Cause.

13.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.

14.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareowners must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareowners must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 16(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the Prior Plan, or waive any restrictions or conditions applicable to any such Award, in order to reflect Award terms consistent with the permitted terms of Awards granted under this Plan regardless of the terms of the Prior Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant, cancel an outstanding Option in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price.

15.	Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16.	Adjustment Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any associated common stock purchase rights issued pursuant to that certain Amended and Restated Rights Agreement, dated December 11, 2008, between the Company and Wells Fargo Bank, N.A., as rights agent, or similar stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 16(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance in exchange for cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

17.	Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii) giving the Participant the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities) paid or made with respect to Restricted Stock, provided, however, that any such dividends or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Restricted Stock. All dividends or distributions credited to the Participant shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such dividends or distributions were made. Notwithstanding the foregoing, neither dividend payments nor dividend equivalent payments shall be made with respect to the Shares subject to an Award of Options, Performance Shares, Performance Units or Restricted Stock Units;

(iv) restrictions on resale or other disposition of Shares; and

(v) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A. Payment to “specified employees” (as defined in Code Section 409A) shall be made six months after the date of separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

INTERNET - www.eproxy.com/LNT Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 19, 2010.
PHONE - 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 19, 2010.
MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 20, 2010.
If you vote by Phone or Internet, please do not mail your Proxy Card.

ê Please detach here and present for admission to meeting. ê

ALLIANT ENERGY CORPORATION

ANNUAL MEETING OF SHAREOWNERS

Thursday, May 20, 2010

1:00 p.m. (Central Daylight Time)

ADMISSION TICKET

Please bring this ticket to the Annual Meeting along with your picture identification. It will expedite your admittance when presented upon your arrival.

Please be prepared to show picture ID.

ê Please detach here if you are mailing your proxy card. ê

The Board of Directors Recommends a Vote FOR all Listed Director Nominees and FOR Proposals 2 and 3.

1. Election of directors:	Nominees for terms ending in 2013:		☐	FOR all nominees (except as marked to the contrary below)			☐	WITHHOLD AUTHORITY (to vote for all nominees)
	(01) Michael L. Bennett	(02) Darryl B. Hazel
	(03) David A. Perdue	(04) Judith D. Pyle
(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

2. Proposal to approve the Alliant Energy Corporation 2010 Omnibus Incentive Plan.			☐	For	☐	Against	☐	Abstain

3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.			☐	For	☐	Against	☐	Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner. If no direction is made, the named proxies will vote as recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” all listed director nominees, “FOR” the approval of the Alliant Energy Corporation 2010 Omnibus Incentive Plan, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

☐ I (we) will attend the annual meeting in Madison, WI. Registration is required at the meeting.
☐ I (we) consent to access future notices of annual meetings, proxy statements and annual reports electronically through the Internet, instead of receiving these materials by mail.

Address Change? Mark Box ☐ Indicate changes below:			Dated , 2010

Signature (s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

www.wellsfargo.com/shareownerservices

1-800-356-5343

To access the Alliant Energy Corporation Annual Report and Proxy Statement on the Internet, please open Alliant Energy’s website at www.alliantenergy.com/eproxy. We encourage you to check out Alliant Energy’s website to see how easy and convenient it is. Click on the Annual Report link for the Annual Report and Proxy Statement. You may print or just view these materials.

ALLIANT ENERGY CORPORATION

2010 Annual Meeting of Shareowners

Thursday, May 20, 2010, at 1:00 p.m. (Central Daylight Time)

Alliant Energy Center of Dane County

Exhibition Hall

1919 Alliant Energy Center Way

Madison, WI 53713

Wells Fargo Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	proxy

This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints William D. Harvey and F. J. Buri, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the “Company”), held of record in the name of the undersigned (including any shares held or credited to the undersigned’s account under the Company’s Shareowner Direct Plan, the IES Employee Stock Ownership Plan, and the Alliant Energy Corporation 401(k) Savings Plan) at the close of business on March 18, 2010, at the Annual Meeting of Shareowners of the Company to be held at the Alliant Energy Center of Dane County, Madison, WI on May 20, 2010 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company’s Notice of Annual Meeting of Shareowners dated April 1, 2010 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card. This proxy also serves as a voting instruction card to the trustee, JPMorgan, for shares, if any, held in the trust for the Alliant Energy Corporation 401(k) Savings Plan.

See reverse for voting instructions.

ECRM158492        REV. 3     02/10